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                                                                   EXHIBIT 10.45




                       LOAN, SECURITY AND AGENCY AGREEMENT


                                      among
                            SILVERLEAF RESORTS, INC.
                                  (as Borrower)

               THE PARTIES WHICH HEREAFTER EXECUTE THIS AGREEMENT
                                  (as Lenders)

                                       and

                          TEXTRON FINANCIAL CORPORATION
                  (as Lender and Facility and Collateral Agent)





                             As of December 16, 1999


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                       LOAN, SECURITY AND AGENCY AGREEMENT



THIS LOAN, SECURITY AND AGENCY AGREEMENT, dated as of December 16, 1999, entered into by and among SILVERLEAF RESORTS, INC. (as "Borrower"), the parties, including TEXTRON FINANCIAL CORPORATION ("TFC"), a Delaware corporation, which execute and deliver this Agreement, in their respective capacities as lenders hereunder (collectively, the "Lenders" and each individually, a "Lender") and TEXTRON FINANCIAL CORPORATION as facility agent and collateral agent ("Agent").


                                   WITNESSETH:

WHEREAS, Borrower is engaged in the business of acquiring, constructing, developing, owning, managing, selling and otherwise dealing with Intervals at the Resorts (as each such term is hereafter defined);

WHEREAS, Borrower, in order to provide liquidity in connection with its sale of Intervals, has entered into this Agreement whereby each Lender, including Textron Financial Corporation, will, subject to the terms and conditions set forth herein, agree to make a loan or loans to Borrower in a maximum aggregate amount as set forth opposite each Lender's name on Schedule A attached hereto and made a part hereof, as the same may hereafter be amended from time to time;

WHEREAS, in connection with the Loans to be made by the Lenders pursuant to this Agreement, Textron Financial Corporation has agreed to act as facility agent and collateral agent for the other Lenders and to perform such duties with respect to the Loans as are expressly set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:



                        SECTION 1 -- DEFINITION OF TERMS

     1.1 Capitalized terms used in this Agreement are defined in this Section
1.1. The definitions include the singular and plural forms of the terms defined.


         (a) ADDITIONAL ELIGIBLE RESORTS or ADDITIONAL ELIGIBLE RESORT. The terms "Additional Eligible Resorts" and "Additional Eligible Resort" shall have the meanings ascribed to such terms in Section 3.7 hereof.




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         (b) ADVANCE. A portion of the proceeds of the Loans advanced from time to time by the Lenders to the Borrower in accordance with the terms of this Agreement.

         (c) AFFILIATE. Any party controlled by, controlling, or under common control with, the Borrower.

         (d) AGREEMENT. This Loan, Security and Agency Agreement by and among Borrower, the Agent and each Lender which executes this Agreement (including the Exhibits and Schedules to it), as it may be amended from time to time.

         (e) ASSIGNMENT OF NOTES RECEIVABLE AND MORTGAGES. A recordable assignment, in the form attached hereto as Exhibit A, made by Borrower in favor of Agent, as collateral agent for each of the Lenders, evidencing the assignment to the Agent, as collateral agent for each of the Lenders, of all of the Pledged Notes Receivable and Mortgages.

         (f) BORROWING BASE. With respect to each Eligible Notes Receivable pledged to the Agent, as collateral agent for the Lenders, in connection with each Advance, an amount equal to: (i) eighty-five percent (85%) of the remaining principal balance of each such Eligible Note Receivable having a maximum term of ninety-six months or less; (ii) eighty percent (80%) of the remaining principal balance of each such Eligible Note Receivable having a term greater than ninety-six months but less than one hundred twenty months or (iii) seventy-five percent (75%) of the principal balance of each such Eligible Note Receivable which is a Zero Payment Eligible Note Receivable, as such term is hereinafter defined, provided that upon submission to Agent by Borrower of satisfactory written evidence that the first monthly payment with respect to a Zero Payment Eligible Note Receivable has been received by Borrower, the Borrowing Base shall, with respect to such Zero Payment Eligible Note Receivable, be increased to: (y) eighty-five percent (85%) of the remaining principal balance of each such Zero Payment Eligible Note Receivable having a maximum term of ninety-six months or less or (z) eighty percent (80%) of the remaining principal balance of each such Eligible Note Receivable having a term greater than ninety-six months but less than one hundred twenty months."

         (g) BUSINESS DAY. Each day which is not a Saturday, a Sunday or a legal holiday under the laws of the State of Rhode Island, the State of Connecticut or the State of Texas.

         (h) CLOSING DATE. The date of this Agreement.

         (i) CODE. The Uniform Commercial Code in force in the State of Rhode Island as amended from time to time.




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         (j) COLLATERAL. Collectively, all now owned or hereafter acquired right, title and interest of the Borrower, in all of the following:

             (i)     Pledged Notes Receivable and all proceeds of or from them;

             (ii)    Mortgages and all proceeds of or from them;

             (iii) Documents, instruments, accounts, chattel paper, and general intangibles relating to the Pledged Notes Receivable and the Mortgages;

             (iv) Extensions, additions, improvements, betterments, renewals, substitutions and replacements of, for or to any of the Collateral, wherever located, together with the products, proceeds, issues, rents and profits thereof, and any replacements, additions or accessions thereto or substitutions thereof;

             (v) All books, records, reports, computer tapes, disks and software relating to the Collateral; and

             (vi) All Collateral under the Existing Credit Facility and the Inventory Loan, as each such term is hereinafter defined.

         (k) COMMITMENT. The term "Commitment" shall refer singly to the obligation of each Lender to make a Loan or Loans to the Borrower in an aggregate amount not to exceed the amount set forth on Schedule A hereto, as the same may hereafter be amended from time to time, for each Lender and collectively the aggregate amount of all Loans to be made by all Lenders hereunder.

         (l) COMMITMENT FEE. The commitment fee in the amount of $750,000, which is to be paid in accordance with the terms of Section 2.7 hereof.

         (m) COMMON ELEMENTS. All common elements, including but not limited to any limited common elements, as each such common element is defined or provided for in the Declaration or other Timeshare Documents.

         (n) DEBTOR RELIEF LAWS. Any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law, proceeding or device providing for the relief of debtors from time to time in effect and generally affecting the rights of creditors.

         (o) DECLARATION OR DECLARATIONS. With respect to each Resort, the applicable Declaration or Declarations described on Schedule 1.1(o) attached hereto.




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         (p) DEFAULT. An event or condition the occurrence of which immediately is or, with a lapse of time or the giving or notice or both, becomes an Event of Default.

         (q) DEFAULT RATE. The term "Default Rate" shall have the meaning given to such term in the Note.

         (r) DIVISION OR COMMISSION. The governmental authority of each state in which a Resort is located, having jurisdiction over the establishment and operation of the Resort in question and the sale of Intervals at such Resort.

         (s) ELIGIBLE NOTES RECEIVABLE. Those Pledged Notes Receivable which satisfy each of the following criteria:

             (i)     the Borrower shall be the sole payee;

             (ii) it arises from a bona fide sale by Borrower of one or more Intervals;

             (iii) the Interval sale from which it arises shall not have been cancelled by the Purchaser, and any statutory or other applicable cancellation or rescission period shall have expired and otherwise in compliance with this Agreement;

             (iv)    it is secured by a Mortgage on the purchased Interval;

             (v) principal and interest payments on it are payable to the Borrower in legal tender of the United States;

             (vi) payments of principal and interest on it are payable in equal monthly installments;

             (vii) it shall have an original term of no more than one hundred twenty (120) months;

             (viii) a cash down payment has been received from the Purchaser or the maker in an amount equal to at least ten percent (10%) of the actual purchase price of each Interval, and Purchaser shall have received no cash or other rebates of any kind;

             (ix)    The Purchaser or other obligor shall have made at least one
         (1) monthly payment pursuant to the Note;




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             (x)     no monthly installment is more than thirty (30) days
         contractually past due at the time of an Advance in respect of such Eligible Note Receivable, or more than sixty (60) days contractually past due at any time;

             (xi) The rate of interest payable on the unpaid balance is at least the rate required so that when the Advance is made in respect of such Eligible Note Receivable the average interest rate on all Eligible Notes Receivable in respect of which Advances are outstanding shall not be less than twelve and one-half percent (12.5%) per annum at any time;

             (xii) the Purchaser of the related Interval has immediate access, for the timeshare "unit week" related to such purchase, to the Interval described in the Mortgage securing such Eligible Note Receivable, which Interval has been completed, developed, and furnished in accordance with the specifications provided in the Purchaser's purchase contract, public offering statement and other Timeshare Documents; and the Purchaser has, subject to the terms of the Declaration, purchase contract, public offering statement and other Timeshare Documents, complete and unrestricted access to the related Interval and the Resort;

             (xiii) neither the Purchaser of the related Interval or any other maker of the Note is an Affiliate of, or related to, or employed by the Borrower;

             (xiv) the Purchaser or other maker has no claim against Borrower and no defense, set-off or counterclaim with respect to the Note Receivable;

             (xv) the maximum remaining principal balance of any such Note Receivable shall not exceed $25,000 and the total maximum remaining principal balance of the Notes Receivable executed by any one Purchaser or other maker shall not exceed $25,000 in the aggregate (or such greater amount as may be approved in writing in advance by Agent);

             (xvi) it is executed by a U.S. or Canadian resident; provided, however, that no more than ten percent (10%) of the outstanding principal balance of all Eligible Notes Receivable shall at any time be comprised of Notes Receivable executed by Canadian residents, and, to the extent such outstanding principal balance of such Notes exceeds ten percent (10%), they shall not be considered Eligible Notes Receivable;

             (xvii) the original of such Note Receivable has been endorsed to Agent and delivered to Agent as provided in this Agreement, and the terms thereof and all




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         instruments related thereto shall comply in all respects with all applicable federal and state laws and the regulations promulgated thereunder; and

             (xviii) the Unit in which the timeshare Interval being financed or evidenced by such Note Receivable is located, shall not be subject to any Lien which is not previously consented to in writing by Agent.

     Notwithstanding anything herein to the contrary, the Lenders shall be under no obligation to make Advances in respect of:

             (i) Crown Resorts Notes Receivable (i.e. Notes Receivables relating to intervals at the Crown Resorts listed on Schedule 4.5(c)(iii)) if Advances have already been made under this Loan and the Existing Credit Facility, in total, in respect of 681 Crown Resorts Notes Receivable, exclusive of [x] Notes Receivable relating to intervals at the Quail Hollow Resort and [z]any other Crown Resort Notes Receivable for which Borrower shall have delivered to Agent an acceptable Mortgagee Title Insurance Policy insuring the Mortgage securing such Crown Resort Note Receivable; and

             (ii) Notes Receivable from Oak N' Spruce Resort if any such Advance, together with any prior Advances made under this Loan Agreement, the Existing Credit Facility and/or the Inventory Loan would exceed, in the aggregate, $32,000,000.00.

         (t) ENCUMBERED INTERVALS. The Intervals subject to the Mortgages.

         (u) ENVIRONMENTAL LAWS. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended from time to time ("RCRA"), the Superfund Amendments and Reauthorization Act of 1986, as amended, the federal Clean Air Act, the federal Clean Water Act, the federal Safe Drinking Water Act, the federal Toxic Substances Control Act, the federal Hazardous Materials Transportation Act, the federal Emergency Planning and Community Right to Know Act of 1986, the federal Endangered Species Act, the federal Occupational Safety and Health Act of 1970, the federal Water Pollution Control Act, all state and local environmental laws, rules and regulations of each state in which a Resort is located, as all of the foregoing legislation may be amended from time to time, and any regulations promulgated pursuant to the foregoing; together with any similar local, state or federal laws, rules, ordinances or regulations either in existence as of the date hereof, or enacted or promulgated after the date of this Agreement, that concern the management, control, storage, discharge, treatment, containment, removal and/or transport of Hazardous Materials or other substances that are




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     or may become a threat to public health or the environment; together with any common law theory involving Hazardous Materials or substances which are (or alleged to be) hazardous to human health or the environment, based on nuisance, trespass, negligence, strict liability or other tortious conduct, or any other federal, state or local statute, regulation, rule, policy, or determination pertaining to health, hygiene, the environment or environmental conditions.

         (v) ENVIRONMENTAL INDEMNIFICATION AGREEMENT. The term "Environmental Indemnification Agreement" shall mean the Environmental Indemnification Agreement, in the form attached as Exhibit A, to be made by the Borrower to the Lenders pursuant to this Agreement, as the same may be amended from time to time.

         (W) EURODOLLAR BUSINESS DAY. Eurodollar Business Day shall mean any day on which commercial banks are open for international business (including dealings in dollar deposits) in London, England.

         (X) EXCHANGE COMPANY. Resort Condominiums International, Inc. ("RCI").

         (Y) EVENT OF DEFAULT. Defined in Section 8.1 of this Agreement.

         (Z) EXISTING CREDIT FACILITY. The term "Existing Credit Facility" shall mean that certain $75,000,000 credit facility provided by Agent to Borrower pursuant to that certain Loan and Security Agreement dated of as of August 15, 1995, as amended by a First Amendment to Loan and Security Agreement dated as of December 28, 1995, as further amended by a Second Amendment to Loan and Security Agreement dated as of October 31, 1996, as further amended by a Third Amendment to Loan and Security Agreement dated as of March 31, 1999 and as further amended by a Fourth Amendment to Loan and Security Agreement dated as of December 16, 1999.

         (aa) FINAL MATURITY DATE. November 30, 2005.

         (bb) FINANCIAL STATEMENTS. The tax returns and balance sheets and statements of income and expense of the Borrower, and the related notes and schedules delivered by Borrower to Lenders prior to the Closing Date and provided for in Section 4.5(c) of this Agreement; and the monthly, quarterly and annual financial statements and reports required to be provided to Lenders pursuant to Section 7.1(h) (i), (ii) and (iii).

         (cc) GAAP. Generally accepted accounting principles, applied on a consistent basis, as described in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question.




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         (dd) HAZARDOUS MATERIALS. "Hazardous substances," "hazardous waste" or
     "hazardous constituents," "toxic substances", or "solid waste", as defined in the Environmental Laws, and any other contaminant or any material, waste or substance which is petroleum or petroleum based, asbestos, polychlorinated biphenyls, flammable explosives, or radioactive materials.

         (ee) INTEREST RATE. The variable rate, adjusted as of each LIBOR Determination Date, equal to the sum of LIBOR, determined as of each LIBOR Determination Date, plus two and sixty-seven one-hundredths percent (2.67%) per annum.

         (ff) INTERVAL. With respect to each Resort the undivided fractional fee interval ownership interest as a tenant-in-common (sometime referred to in the Timeshare Documents as a condoshare interest or condoshare week) in a Unit sold to a Purchaser by delivery of a deed for a time-share period per calendar year (or, in the case of a biennial use period, per alternate calendar year) of one week (as defined in the Declaration), together with all appurtenant rights and interests, including, without limitation, appurtenant rights in and to Common Elements, and easement, license, access and use rights in and to all Resort facilities and amenities (as described in the Declaration), all as more particularly described in the Declaration or other Timeshare Documents. Notwithstanding the foregoing, the term "Interval" shall also include, with respect to the Oak `N Spruce Resort only, the beneficial interest in the entity which owns each of the Units at the Oak `N Spruce Resort, as evidenced by the delivery to the Purchaser of any such beneficial interest of a certificate of beneficial interest for a timeshare period per calendar year (or, in the case of biennial use period, per alternate calendar year) of one week (as defined in the Oak N' Spruce Resort Declaration), together with all pertinent rights and interests, including, without limitation, a pertinent right in and to Common Elements, and easements, license, access and use rights in and to all Oak `N Spruce Resort facilities and amenities, all as more particularly described in the Declaration or other Timeshare Documents for the Oak `N Spruce Resort.

         (gg) INVENTORY LOAN. The term Inventory Loan shall mean that certain $10,000,000 time share interval inventory loan made or to be made by Agent to Borrower, and all documents executed and/or delivered by Borrower in connection therewith.

         (hh) LIEN. Any interest in property securing an obligation owed to, or claim by, a Person other than the owner of such property, whether such interest arises in equity or is based on the common law, statute, or contract.

         (ii) LIBOR shall mean, with respect to any LIBOR Rate Period, the rate per annum (rounded upwards, if necessary, to the nearest one-sixteenth (1/16th) of one percent (1%)) reported at 11:00 a.m. London time on the first day of each LIBOR Rate Period (or if such date is not a Eurodollar Business Day, the immediately preceding Eurodollar Business




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     Day) (such date, the "LIBOR DETERMINATION DATE"), on Dow Jones Telerate
     Service Page 3750 (British Bankers Association Settlement Rate) as the non-reserve adjusted London Interbank Offered Rate for U.S. dollar deposits having a ninety (90) day term (or on such other page as may replace said Page 3750 on that service or such other service or services as may be nominated by the British Bankers Association for the purpose of displaying such rate, all as determined by Agent in its sole but good faith discretion). In the event that (i) more than one such LIBOR is provided, the average of such rates shall apply, or (ii) no such LIBOR is published, then LIBOR shall be determined from such comparable financial reporting company as Agent in its sole but good faith discretion shall determine. LIBOR for any LIBOR Rate Period shall be adjusted from time to time by increasing the rate thereof to compensate Agent and any Lender for any aggregate reserve requirements (including, without limitation, all basic, supplemental, marginal and other reserve requirements and taking into account any transitional adjustments or other scheduled changes in reserve requirements during any LIBOR Rate Period) which are required to be maintained by Agent or any Lender with respect to "Eurocurrency Liabilities" (as presently defined in Regulation D of the Board of Governors of the Federal Reserve System) of the same term under Regulation D, or any other regulations of a Governmental Authority having jurisdiction over Agent or any Lender of similar effect.

         (jj) LIBOR RATE PERIOD shall mean each successive ninety (90) day period during the Term. The initial LIBOR Rate Period shall commence on the date of this Agreement (or if such day is not a Eurodollar Business Day, the immediately preceding Eurodollar Business Day) and shall terminate on a date which is thirty days thereafter (or if such day is not a Eurodollar Business Day, the immediately preceding Eurodollar Business Day). Each LIBOR Rate Period after the initial LIBOR Rate Period shall commence on the first Eurodollar Business Day immediately following the expiration of the immediately preceding LIBOR Rate Period and shall terminate ninety days thereafter (or if such day is not a Eurodollar Business Day, the immediately preceding Eurodollar Business Day).

         (kk) LOAN OR LOANS. The terms "Loan and Loans" mean singly each loan and collectively all loans to be made by each Lender to the Borrower pursuant to this Agreement in an aggregate amount up to each Lender's Commitment as set forth on Schedule A hereto. The term "Loan" shall also mean, as the context requires, collectively all Loans made by all Lenders to the Borrower hereunder, which in the aggregate shall not exceed $75,000,000; provided that the Borrower acknowledges and agrees that until Lenders, other than Textron Financial Corporation, execute and deliver this Agreement, the maximum amount available hereunder shall not exceed $25,000,000, subject to Section 2.9 hereof. Notwithstanding the foregoing, in the event that TFC shall elect, pursuant to Section 2.11 hereof, to fund any portion of the Loan without additional Lenders, the terms "Loan and Loans" means singly each loan and collectively all loans made and to be made by TFC to Borrower pursuant to this Agreement, subject to the limitations set forth in Section 2.9 hereof and Section 2.11 hereof.




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         (ll) LOAN DOCUMENTS. Collectively, this Agreement and the following documents and instruments listed below as such agreements, documents, instruments or certificates may be amended, renewed, extended, restated or supplemented from time to time.

             (i)     THIS AGREEMENT;

             (ii)    THE NOTE;

             (iii)   THE ENVIRONMENTAL INDEMNIFICATION AGREEMENT;

             (iv)    THE ASSIGNMENT OF NOTES RECEIVABLE AND MORTGAGES;

             (v)     THE LOCKBOX AGREEMENT;

             (vi) FINANCING STATEMENTS; UCC financing statements covering the Collateral, to be filed with the Texas Secretary of State and the Secretary of State and/or such other office where UCC financing statements are filed in each state in which the Collateral is located.

             (vii) OTHER ITEMS; Such other agreements, documents, instruments, certificates and materials as Agent may request to evidence the Obligations; to evidence and perfect the rights and Liens and security interests of the Agent, as agent for the Lenders, contemplated by the Loan Documents, and to effectuate the transactions contemplated herein, as such agreements, documents, instruments or certificates may be hereafter amended, renewed, extended, restated or supplemented from time to time.

         (mm) LOAN YEAR. The period from the Closing Date through the last day of the next full twelve (12) calendar month period and each twelve (12) calendar month period thereafter.

         (nn) LOCKBOX AGENT. Texas Commerce Bank, National Association, a national banking association having a place of business at 2200 Ross Avenue, Dallas, Texas 75201, or such other financial institution as may be approved by Agent in writing from time to time.

         (oo) LOCKBOX AGREEMENT. A Lockbox and Servicing Agreement, in the form attached hereto as Exhibit A, between Borrower, Lenders, Agent, Servicing Agent and Lockbox Agent pursuant to which Lockbox Agent is to provide lockbox, reporting and




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     related services and is to provide for the receipt of payments on the Notes
     Receivable and disbursement of such payments to Agent.

         (pp) MANDATORY PREPAYMENT. Any prepayment required by Section 2.4(b) of this Agreement.

         (qq) MORTGAGE. A properly recorded, first priority mortgage, deed of trust, deed to secure debt, assignment of beneficial interest or other security instrument, as applicable, executed and delivered by each Purchaser to Borrower, securing a Pledged Note Receivable and encumbering all of the right, title and interest of such Purchaser in the related Encumbered Interval and Common Elements, and related or appurtenant easement, access and use rights and benefits.

         (rr) NEGATIVE PLEDGE AGREEMENT. The Negative Pledge Agreement, in the form attached as Exhibit A, made by the Borrower and each applicable Affiliate to the Lenders pursuant to this Agreement, as the same may be amended from time to time.

         (ss) NOTE. Singly and collectively, the Secured Promissory Notes, in the form attached as Exhibit A, dated the Closing Date and executed and delivered by Borrower to each Lender evidencing the Loan or Loans made or to be made by such Lender to Borrower.

         (tt) NOTE RECEIVABLE. A promissory note executed in favor of Borrower in connection with a Purchaser's acquisition of an Interval.

         (uu) OBLIGATIONS. All amounts due or becoming due to each Lender in respect of the Loan or Loans under any of the Loan Documents, including principal, interest, prepayment premiums, contributions, taxes, insurance, loan charges, custodial fees, attorneys' and paralegals' fees and expenses and other fees or expenses incurred by a Lender or advanced to or on behalf of Borrower by a Lender pursuant to any of the Loan Documents, and the prompt and complete payment and performance by the Borrower of all obligations, indebtedness and liabilities pursuant to this Agreement or any of the Loan Documents or otherwise

         (vv) OPERATING CONTRACT OR OPERATING CONTRACTS. As defined in Section 6.20.

         (ww) PARTICIPANT. Participant shall mean, singly and collectively, any bank or other entity, which is indirectly or directly funding Lender with respect to the Loan, in whole or in part, in accordance with Section 2.11 hereof, including, without limitation, any direct or indirect assignee of, or participant in, the Loan.

         (xx) PAYMENT AUTHORIZATION AGREEMENT. Pre-authorized electronic debit agreement by Purchaser for payment of a Note Receivable.




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         (yy) PERSON. An individual, partnership, corporation, limited liability company, trust, unincorporated organization, other entity, or a government or agency or political subdivision thereof.

         (zz) PLEDGED NOTES RECEIVABLE. Any Note Receivable which at any time has been pledged to Agent on behalf of the Lenders by Borrower pursuant to this Agreement or any of the Loan Documents.

         (aaa) PROPERTY OR PROPERTIES. Any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

         (bbb) PRIME RATE. The highest prime rate of interest from time to time announced or published by Chase Manhattan Bank, N.A. ("Bank"). In the event that the prime rate established by Bank shall no longer be available, due to either the non-existence of the Bank or the Bank's failure to publish a prime rate, then the Prime Rate shall be the highest prime rate published by a comparable major money center bank selected by Agent.

         (ccc) PRO RATA PERCENTAGE. The applicable percentage of the Loan, as set forth opposite each Lender's name on Schedule A, that each Lender has agreed to make to Borrower.

         (ddd) PURCHASE PRICE. The total purchase price of a timeshare Interval, as set forth in the Timeshare Documents and Note Receivable relating to the purchase of such Interval.

         (eee) PURCHASER. Any Person who purchases one or more Intervals.

         (fff) RESORT OR RESORTS (ALSO "ELIGIBLE RESORT" OR "ELIGIBLE RESORTS"). Individually and collectively, as applicable, each or all of the interval ownership and time-share projects consisting of: (i) (A) Holly Lake Ranch, Hawkins, Texas; (B) Piney Shores Resort, Conroe, Texas; (C) Lake O' The Woods, Flint, Texas; (D) Hill Country Resort, Canyon Lake, Texas; (E) Ozark Mountain Resort, Kimberling City, Missouri; (F) Holiday Hills Resort, Branson, Missouri; (G) Fox River Resort, LaSalle County, Illinois; (H) Timber Creek Resort, Jefferson County, Missouri (I) Oak N' Spruce Resort, South Lee, Massachusetts and (J) Apple Mountain Resort, Habersham County, Georgia (also sometime individually and collectively referred to herein as the "EXISTING RESORTS") and (ii) subject to Agent's prior written approval and satisfaction by the Borrower of the conditions precedent set forth in Sections 3.7 and 4.5 hereof, the Additional Eligible Resorts. The term "Resort" or "Resorts" includes, among other things, the undivided annual or (biennial) timeshare ownership interests (Intervals) in the respective Resorts, and the appurtenant exclusive rights to use Units in one or more buildings or phases and all appurtenant or related properties, amenities, facilities, equipment, appliances, fixtures, easements, licenses, rights and interests, including without limitation, the Common Elements, as established by and more fully defined and described in the respective Declarations, and the other Timeshare Documents.

         (ggg) REVOLVING LOAN TERM. Shall mean the period commencing on the Closing Date and ending on the second anniversary of the Closing Date.

         (hhh) SECURITY. Shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         (iii) SERVICING AGENT. Agent's exclusive agent, which shall be such Person or Persons designated by Agent in Agent's sole discretion, for the purposes of billing and collecting amounts due on account of the Pledged Notes Receivable, providing reports pursuant to the Lockbox Agreement and performing other servicing functions not performed by the Lockbox Agent. Borrower shall be the Servicing Agent for so long as no Event of Default shall have occurred, provided, however, that upon the occurrence of an Event of Default, Borrower shall continue to serve as Servicing Agent until a new Servicing Agent is designated by Agent.

         (jjj) SURVEY. A plat or survey of the Resort prepared by a licensed surveyor acceptable to Agent and in a form acceptable to Agent.

         (kkk) TERM. A period of six (6) calendar years from the Closing Date, plus the number of days from the Closing Date to the end of the month in which the Closing Date occurs.

         (lll) TERM SHEET. The term sheet dated July 26, 1999 issued by the Lender with respect to the Loan.

         (mmm) TIMESHARE ACT. Any statute, act, regulation, ordinance, rule or law applicable to the establishment and operation of the Resorts and the sales of the Intervals.

         (nnn) TIMESHARE DOCUMENTS. Any registration statement required under any Timeshare Act approving the establishment and operation of the Resorts and the sales of Intervals.

         (ooo) TIMESHARE OWNERS' ASSOCIATION. With respect to each Resort, the Silverleaf Club, a Texas non-profit corporation, and the applicable not-for-profit corporations described on Schedule 1.1(ooo).

         (ppp) TRANSFER ACCOUNT. The account established by the Agent, as described in Schedule B hereto, to which all Loans by the Lenders will be made.

         (qqq) UCC FINANCING STATEMENTS. The UCC-1 Financing Statements, naming the Borrower as debtor and the Agent as secured party on behalf of the Lenders, heretofore or hereafter filed in connection with the Loans and all amendments thereto.

         (rrr) UNIT. With respect to each Resort, one living unit in a building incorporated into the Resort pursuant to the Declaration, together with all related or appurtenant Common Elements and related or appurtenant interests in services, easements and other rights or benefits, as described and provided for in the Declaration, including but not limited to the right to use the Resort amenities and facilities in accordance with the Timeshare Documents.

         (sss) VOLUNTARY PREPAYMENT. Any voluntary prepayment of the Loan permitted to be made by the Borrower under the terms of this Agreement.


         (ttt) ZERO PAYMENT ELIGIBLE NOTE RECEIVABLE. The term Zero Payment Eligible Note Receivable shall mean a Pledged Note Receivable which satisfies all of the criteria set forth in the definition contained herein of Eligible Note Receivable, except that the first monthly payment under the Pledged Note Receivable is not due and payable as of the date of the Advance in question.

                              SECTION 2 -- THE LOAN

     2.1 REVOLVING LOAN AND LENDING LIMITS.

         (a) REVOLVING LOAN. Upon the terms and subject to the conditions set forth in this Agreement, each Lender agrees severally, at any time and from time to time during the Revolving Loan Period, to make a loan or loans to Borrower, and Borrower may borrow, repay and reborrow during the Revolving Loan Period, in an aggregate amount not to exceed at any time the lesser of: (i) each Lender's Pro Rata Percentage of the amount of the Borrowing Base or (ii) the lending limits set forth in section 2.1(b) hereof; provided, however, that Textron Financial Corporation's obligations hereunder shall be limited as set forth in Section 2.9 hereof.

         (b) LENDING LIMITS. Borrower acknowledges, agrees and confirms that the obligation of all Lenders, including Textron Financial Corporation, to make Loans under this Agreement to the Borrower is limited to a maximum aggregate principal amount of $75,000,000. Borrower further acknowledges, agrees and confirms that the obligation of each Lender, including Textron

     Financial Corporation, to make loans hereunder to the Borrower is limited to: (i) with respect to each Advance hereunder, each Lender's Pro Rata Percentage of any such Advance hereunder and (ii) with respect to all Advances made hereunder, such Lender's obligation hereunder shall be limited to its Commitment as set forth on Schedule A hereto, as hereafter amended from time to time; provided that the Borrower acknowledges and agrees that until Lenders, other than Textron Financial Corporation, execute and deliver this Agreement, the maximum amount available hereunder shall be subject to Section 2.9 hereof.

         (c) MAKING OF LOANS. Each Loan by a Lender shall be made ratably in accordance with each Lender's respective Pro Rata Percentage, provided, however, that the failure of any Lender to make any required Loan shall not in itself relieve any other Lender of its obligation to make any required Loan hereunder. Likewise, no Lender, including Textron Financial Corporation, shall be responsible or liable for the failure of any other Lender to make any Loan required to be made by such other Lender, nor shall any Lender, including Textron Financial Corporation, be obligated to make any Loan or Loans in excess of its respective Pro Rata Percentage, but not in excess of its Commitment, in the event that any other Lender fails or refuses to make a Loan or Loans as provided hereunder. As and when additional Lenders, other than Textron Financial Corporation, execute and deliver this Agreement, then (a) such additional Lenders shall be deemed to have simultaneously purchased from each of the other Lenders which has previously executed and delivered this Agreement, a share in such other Lender's Loans so that the amount of the Loans of all Lenders shall be pro rata as otherwise set forth above and (b) such other adjustments shall be made from time to time as shall be equitable to insure that the Advances to the Borrower are made ratably by each Lender in accordance with its respective Pro Rata Percentage.

         (d) NOTE EVIDENCING BORROWER'S OBLIGATIONS. Borrower's obligations to pay the principal of and interest on the Loan or Loans made by each Lender hereunder shall be evidenced by a Note to each Lender, which Note shall be dated as of the date hereof and be in a stated principal amount equal to each Lender's Commitment as set forth on Schedule A. Each such Note will mature on the Final Maturity Date, bear interest as provided in Section 2.2 hereof and be otherwise entitled to the benefits of this Agreement. Notwithstanding the stated principal amount of any Note, the aggregate outstanding principal amount of the Loan at any time shall be the aggregate principal amount owing on each Note at such time. Each Lender shall and is hereby authorized to record on the grid attached to its respective Note (or, alternatively, in its internal books and records) the date and amount of each Loan made by such Lender, the interest rate and interest period applicable thereto and each repayment thereof; and such grid or other books and records shall, as between Borrower and such Lender, absent manifest error, constitute prima facie evidence of the accuracy of the information contained therein. Failure by a Lender to so record any Advance made by it (or any error in such recordation) or any payment thereon shall not affect the Obligations of Borrower under this Agreement or under any Note and shall not adversely affect the Lender's rights under this Agreement with respect to the repayment thereof.

         (e) NOTICE OF ADVANCES. Upon receipt by the Agent from the Borrower of a written request for Advance in accordance with Section 5 hereof and Borrower's satisfaction of the requirements set forth in Section 5 hereof, Agent shall give a written notice (a "Notice of Borrowing") to each Lender, (which Notice of Borrowing shall be given to each Lender not less than two
     (2) business days prior to the date of the proposed Advance) in the form attached hereto as Exhibit B, setting forth: (i) the total amount of the Advance requested by Borrower; (ii) the aggregate amount of all Loans previously made by each respective Lender; (iii) the current Interest Rate as determined in accordance with Section 2.2 hereof; (iv) each such Lender's Pro Rata Percentage of the requested Advance and (v) the date on which such Advance is to be made.

         (f) DISBURSEMENT OF FUNDS. After receiving a Notice of Borrowing from the Agent, each Lender shall, not later than 11:00 a.m., Eastern Standard Time, on the date specified in such Notice of Borrowing on which the proposed Advance is to be made, wire transfer to the Agent at the Transfer Account, in immediately available funds, an amount equal to each such Lender's Pro Rata Percentage of the proposed Advance as set forth in the Notice of Borrowing. Upon Agent's receipt of funds from each Lender equal to the amount of the requested Advance, and subject to Borrower's compliance with the terms and conditions of this Agreement, Agent shall disburse the Advance to the Borrower by wire transfer of funds as directed in writing by the Borrower. If Agent shall not receive funds from any Lender as set forth above, then the amount of the Advance in question shall be automatically reduced by an amount equal to the missing Lender's Pro Rata Percentage of the Advance in question, and Agent shall, subject to Borrower's compliance with the terms and conditions of this Agreement, disburse the Advance in the reduced amount to the Borrower by wire transfer of funds as directed in writing by the Borrower. Agent, in its sole and absolute discretion, may (but shall not be obligated to) make the full amount of the requested Advance available to the Borrower prior to the receipt by the Agent from one or more Lenders of funds representing such Lender's or Lenders' Pro Rata Percentage of the Advance in question. If the funds representing such Lender's or Lenders' Pro Rata Percentage of the Advance in question are not received by the Agent within two business days of the date of such Advance, Borrower shall immediately, upon demand of Agent, repay such amount to Agent. Nothing herein shall be deemed to relieve any Lender from its obligations hereunder or to prejudice any rights the Agent may have against any Lender as a result of any Lender's failure to make any Loan or Loans as provided herein.

     2.2 INTEREST RATE. The aggregate principal amount of all Loans, which are outstanding from time to time, will bear interest at a rate equal to the Interest Rate. The Loans made by each Lender, which together comprise in the aggregate outstanding principal balance of the Loan, shall bear interest as of the date funds are received by Agent as provided in Section 2.1 (f) through each Lender's receipt of repayment of the Loan in accordance with Section 2.3 (if received by a Lender later than 1:00 p.m., Eastern Standard Time, then interest accrual shall be through the next Business Day following such receipt). Immediately upon the occurrence of an Event of Default and after the Final Maturity Date (if the Loan is not paid in full on the Final Maturity Date), at Agent's election in its sole discretion, the Loan will bear interest at the Default Rate.

     2.3 PAYMENTS. The Borrower agrees punctually to pay or cause to be paid to the Agent, as agent for each Lender, all principal and interest due under each
Note in respect of the Loans made by the Lenders hereunder. The Borrower shall make the following payments on the Loan:

         (a) MONTHLY PAYMENTS. The Borrower shall direct or otherwise cause all makers of all Pledged Notes Receivable to pay all monies due thereunder to the lockbox established pursuant to the Lockbox Agreement, or as otherwise required by Agent. One hundred percent (100%) of the cleared funds collected from the Pledged Notes Receivable each week will be paid to Agent by the Lockbox Agent pursuant to the Lockbox Agreement, and will be applied by Agent first to the payment of costs or expenses incurred by Agent pursuant to this Agreement in creating, maintaining, protecting or enforcing the Liens in and to the Collateral and in collecting any amounts due to any Lender in connection with the Loan ("COLLECTION COSTS") and the balance to each Lender in accordance with each Lender's Pro Rata Percentage as provided in Section 2.3(c) hereof. Each Lender shall apply each such payment in the following order: (i) to any interest accrued at the Default Rate; (ii) to the payment of accrued and unpaid interest at the Interest Rate; and (iii) to the reduction of the principal balance of such Lender's outstanding Loans. If the amount of the funds received by Agent from the Lockbox Agent with respect to any month is insufficient to pay in full all amounts due from Borrower to Lender under this Agreement and the other Loan Documents, without notice or demand, Borrower shall pay the difference to Agent on or before the fifth (5th) day of the following month. In the event Borrower receives any payments on any of the Pledged Notes Receivable directly from or on behalf of the maker or makers thereof, Borrower shall receive all such payments in trust for the sole and exclusive benefit of Lenders; and Borrower shall deliver to the Lockbox Agent all such payments (in the form so received by Borrower) as and when received by Borrower, unless Agent shall have notified Borrower to deliver directly to Agent all payments in respect of the Pledged Notes Receivable which may be received by Borrower, in which event all such payments (in the form received) shall be endorsed by Borrower to Agent as agent for the Lenders and delivered to Agent promptly upon Borrower's receipt thereof.

         (b) FINAL PAYMENT. The entire outstanding principal amount of the Loan together with all other Obligations shall be paid in full by not later than the Final Maturity Date.

         (c) PAYMENTS TO LENDER. Promptly upon receipt by the Agent of any payment from the Borrower in accordance with this Section 2.3, and after payment of any Collection Costs, Agent shall promptly wire transfer to each Lender as described in Schedule C hereto, in immediately available funds, each such Lender's Pro Rata Percentage of the payment in question.

     2.4 PREPAYMENTS.

         (a) VOLUNTARY PREPAYMENTS. Borrower may not voluntarily prepay the Loan, in whole or in part, except that: (i) provided that no Event of Default shall have occurred and be continuing and subject to Section 2.4(c) and Section 2.5 hereof, Borrower may, during the period from the date of this Agreement to October 30, 2001 (the "REVOLVING LOAN PERIOD"), upon thirty (30) days' prior written notice to the Agent, prepay the Loan in whole or in part solely in connection with the bulk sale, refinancing or securitization in bulk, in minimum increments of $5,000,000.00, of Eligible Notes Receivable relating to the Resorts, provided that any such bulk sale, refinancing or securitization is not made to or with a Warehouse Lender (For purposes hereof, a "Warehouse Lender" means a Lender who agrees to refinance notes receivable for a period of two
     (2) years or less); (ii) provided that no Event of Default shall have occurred and be continuing and subject to the payment of the prepayment premium provided for in Section 2.4(c)(i) hereof, Borrower may, on and after the expiration of the Revolving Loan Period, upon thirty (30) days' prior written notice to the Agent prepay the Loan in whole or in part and
     (iii) at any time during the Term of the Loan, the Loan may be prepaid in part in connection with any prepayment which arises from the prepayment of one or more Eligible Notes Receivable by its maker or makers.

         (b) MANDATORY PREPAYMENTS. If at any time and for any reason, the outstanding unpaid principal balance of the Loan shall exceed the aggregate amount of the Borrowing Base, then, within five (5) Business Days following Borrower's receipt of telecopied notice from Agent of the occurrence of such excess over Borrowing Base or, absent such telecopied notice, within fifteen (15) days after the end of the calendar month in which such excess occurred, (i) Borrower shall prepay the principal balance of the Loan in an amount equal to the difference between the aggregate principal amount of the Loan and the amount of the Borrowing Base, or (ii) if the Agent has determined that notes receivable have been delivered to Agent and were included in the Borrowing Base, which notes receivable did not or no longer satisfy the requirements for inclusion in the Borrowing Base as Eligible Notes Receivable ("Ineligible Notes Receivable"), Borrower shall substitute Eligible Notes Receivable for the Ineligible Notes Receivable and thereby increase the aggregate principal amount of Eligible Note Receivables pledged to Agent as agent for the Lenders so that the amount of Borrowing Base equals or exceeds the aggregate outstanding principal amount of the Loan. The pledge and delivery to Agent as agent for the Lenders of additional Eligible Notes Receivable shall comply with the document delivery and recordation requirements set forth in Section 4.2(b) of this Agreement and shall be accompanied by a written certification of the Borrower to the effect that such additional Pledged Notes Receivable are Eligible Notes Receivable, and that, giving effect to the pledge to Agent as agent for the Lenders of such Eligible Note Receivable, the outstanding unpaid principal balance of the Loan is equal to or less than the aggregate amount of the Borrowing Base. If Borrower elects to prepay the excess principal balance of the Loan pursuant to this Section 2.4(b)(i) above, no prepayment premium shall be payable in connection with such prepayment.

         (c) PREMIUMS. Subject to Sections 2.4(c)(ii), 2.5 and 2.6 hereof, no prepayment premium shall be required in connection with: (x) any voluntary prepayment made in accordance with Section 2.4(a)(i), (y) in connection with any prepayment of the principal balance of the Loan which arises from the prepayment of one or more Eligible Notes Receivable by its maker or makers or (z) in connection with any prepayment made in accordance with Section 2.4(b)(i). Except as heretofore set forth, Borrower shall, in connection with a prepayment, pay to the Agent on behalf of the Lenders a prepayment premium as follows:

             (i) Any prepayment of the Loan pursuant to Section 2.4(a)(ii) above must be accompanied by a prepayment premium, calculated as of the date immediately prior to such prepayment, equal to one half percent (0.5%) of the then outstanding principal balance of the Loan.

             (ii) Notwithstanding anything herein contained to the contrary, any prepayment under this Section 2.4 must include all accrued but unpaid interest, and accrued but unpaid contributions, taxes, insurance, loan charges (including Minimum Loan Usage Fees, if any), custodial fees, attorneys' and paralegals' fees and expenses, amounts due pursuant to
     Section 2.6 hereof as a result of a Funding Loss and other fees or expenses incurred by Agent or advanced to or on behalf of Borrower by any Lender pursuant to any of the Loan Documents accrued but unpaid.

     2.5 MINIMUM LOAN USAGE FEE. In addition to the interest payable pursuant to this Agreement, during the Revolving Loan period Borrower shall pay to Agent as agent for the Lenders with respect to the six month period commencing on the date that the Agent receives an executed copy of this Agreement from Lenders representing aggregate Commitments of $50,000,000, and with respect to each six month period thereafter during the Revolving Loan Period, on the fifth day after every such six month period, in arrears, a fee (the "MINIMUM LOAN USAGE FEE") equal to the product of: (a) the excess, if any of (i) $20,000,000.00 over (ii) the average daily outstanding principal balance of the Note for such six month period; times (b) two percent (2.00%).

     2.6 PAYMENT OF FUNDING LOSSES AND OTHER AMOUNTS RELATING TO LIBOR CONTRACT, ETC.

         (a) Funding Losses: Breaking of LIBOR contract, Change in Law, Etc. Borrower hereby agrees to pay to Agent on behalf of each Lender any amount necessary to compensate any Lender for any losses or costs (including, without limitation, the costs of breaking any "LIBOR" contract, if applicable, or funding losses determined on the basis of Lender's reinvestment rate and the interest rate thereon) (collectively, "FUNDING LOSSES") sustained by any Lender: (i) if the Loan, or any portion hereof, is prepaid for any reason whatsoever on any date other than the Final Maturity Date (including, without limitation, from condemnation or insurance proceeds); (ii) upon the conversion of the interest rate on the Loan to an interest rate based on the Prime Rate in accordance with Section 2.6(b) hereof; (iii) as a consequence of the reduction of any amounts received or receivable from

     Borrower, in either case, due to the introduction of, or any change in, law or applicable regulation or treaty (including the administration or interpretation thereof), whether or not having the force of law, or due to the compliance by any Lender with any directive, whether or not having the force of law, or request from any central bank or domestic or foreign governmental authority, agency or instrumentality having jurisdiction; (iv) as a consequence of the breaking of any LIBOR contract and/or (v) any other set of circumstances not attributable to any Lender's acts. Payment of Funding Losses hereunder shall be in addition to any obligation to pay any other amounts due and owing under this Agreement or any other Loan Documents.

         (b) Conversion to Interest Rate Based on Prime Rate. If Agent determines (which determination shall be conclusive and binding upon Borrower, absent manifest error) (i) that dollar deposits in an amount approximately equal to the then outstanding principal balance of the Loan are not generally available at such time in the London Interbank Market for deposits in Eurodollars, (ii) that the rate at which such deposits are being offered will not adequately and fairly reflect the cost to Lenders of maintaining the Interest Rate based on LIBOR, or of funding the same in such market for such Interest Accrual Period, due to circumstances affecting the London Interbank Market generally, (iii) that reasonable means do not exist for ascertaining LIBOR, (iv) that the Interest Rate based on LIBOR would be in excess of the maximum interest rate which Borrower may by law pay, then, in any such event, or (v) any LIBOR contract is broken as a result of the sale, pledge, refinancing or securitization in bulk of Eligible Notes Receivable relating to the Resorts by Borrower, Agent shall so notify Borrower and, as of the date of such notification with respect to an event described in clauses (ii), (iv) or (v) above, or as of the expiration of the applicable LIBOR Rate Period with respect to an event described in clause (i) or (iii) above, interest shall accrue at a rate equal to the Prime Rate plus a sufficient spread so that the resulting per annum interest rate is approximately equal to what the rate would have been based on LIBOR plus two and sixty-seven one-hundredths percent (2.67%) per annum, which new rate shall apply until such time as the situations described above are no longer in effect, or as otherwise provided herein; provided, however, if the situation described in clause (ii) above occurs,
     (x) Borrower shall have the option, to be exercised by written notice to Agent, to pay to Agent on behalf of the Lenders (in the manner reasonably required by Agent) for such increased cost of maintaining the Interest Rate based on LIBOR, and (y) if the same only affects a portion of the Loan, then only such portion shall have interest accrue at a rate equal to the Prime Rate plus a sufficient spread so that the resulting per annum interest rate is approximately equal to what the rate would have been based on LIBOR plus two and sixty-seven one-hundredths percent (2.67%) per annum, and interest shall continue to accrue on the remaining portion at the Interest Rate based on LIBOR.

         (c) Back-Up Interest Rate Based on Prime Rate. If the introduction of, or any change in, any law, regulation or treaty, or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof, shall make it unlawful for any Lender to maintain the Interest Rate based on LIBOR with respect to the Loan, or any portion thereof, or to fund the Loan, or any portion thereof, in Eurodollars in the London Interbank Market, then, (i) the Loan (or such portion of the Loan) shall, with respect to such Lender, thereafter bear interest shall accrue at a rate equal to the Prime Rate plus a sufficient spread so that the resulting per annum interest rate is approximately equal to what the rate would have been based on LIBOR plus two and sixty-seven one-hundredths percent (2.67%) per annum (unless the Default Rate shall be applicable), and (ii) Borrower shall pay to Agent on behalf of any such Lender the amount of Funding Losses (if any) incurred in connection with such conversion. The accrual of interest shall accrue at a rate equal to the Prime Rate plus a sufficient spread so that the resulting per annum interest rate is approximately equal to what the rate would have been based on LIBOR plus two and sixth-seven one-hundredths percent (2.67%) per annum, which new rate shall continue until such date, if any, as the situation described in this Section 2.6(c) is no longer in effect.

         (d) Capital Adequacy Events, Etc. If Agent shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption of any other law, rule, regulation or guideline (including, but not limited to, any United States law, rule, regulation or guideline) regarding capital adequacy, or any change becoming effective in any of the foregoing or in the enforcement or interpretation or administration of any of the foregoing by any court or any domestic or foreign governmental authority, central bank or comparable agency charged with the enforcement or interpretation or administration thereof, or compliance by any Lender, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of any Lender or any Lender's holding company, as the case may be, to a level below that which any Lender or its holding company, as the case may be, could have achieved but for such applicability, adoption, change or compliance (taking into consideration each Lender's or its holding company, as the case may be, policies with respect to capital adequacy) (the foregoing being hereinafter referred to as "CAPITAL ADEQUACY EVENTS"), then, upon demand by Agent, Borrower shall pay to Agent on behalf of any such Lender, from time to time, such additional amount or amounts as will compensate any such Lender for any such reduction suffered.

         (e) Payment of Amounts Due under Section 2.6. Any amount payable by Borrower under Section 2.6(a) or 2.6(d) hereof shall be paid to Agent on behalf of the Lenders within five (5) days of receipt by Borrower of a certificate signed by an officer of Agent setting forth the amount due and the basis for the determination of such amount, which statement shall be conclusive and binding upon Borrower, absent manifest error. Failure on the part of Agent to demand payment from Borrower for any such amount attributable to any particular period shall not constitute a waiver of Agent's or any Lender's right to demand payment of such amount for any subsequent or prior period. Agent shall use reasonable efforts to deliver to Borrower prompt notice of any event described in Sections 2.6(a) or 2.6(d) hereof and of the amount to be paid under this Section 2.6(e) as a result thereof; provided, however, any failure by Agent to so notify Borrower shall not affect Borrower's obligation to make the payments to be made under this Section 2.6(e) as a result thereof. All amounts which may become due and payable by Borrower in accordance with the provisions of this Section 2.6(e) shall constitute additional interest hereunder and shall be secured by this Agreement and the other Loan Documents."

     2.7 COMMITMENT FEE. Borrower and each Lender, other than Textron Financial Corporation, acknowledge and agree that the Commitment Fee of $750,000 shall be due and payable exclusively to Agent for its services hereunder as follows: (i) Borrower shall pay Agent $250,000 on the date hereof and (ii) the remaining balance of the Commitment Fee in the amount of $500,000, shall be paid by Borrower to Agent ratably upon execution and delivery by each other Lender in amount to one percent (1.0%) of each such Lender's Commitment. Subject only to the foregoing condition, Borrower and each Lender, other than Textron Financial Corporation, agree that Agent has earned the entire Commitment Fee, notwithstanding whether a closing occurs under this Agreement or whether the Loan or any portion thereof is funded."

     2.8 PRO RATA TREATMENT. Each repayment of principal and interest on the Loan and payment of the Commitment Fee shall be allocated pro rata among the Lenders in accordance with their respective Pro Rata Percentage. Each Lender agrees that in computing such Lender's portion of any Advance to be made hereunder, the Agent may, in its discretion, round each Lender's such Advance to the next higher or lower whole dollar amount. If any Lender shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Loans which results in its receiving more than its Pro Rata Percentage of any payments described above, then (a) such Lender shall be deemed to have simultaneously purchased from each of the other Lenders a share in such other Lender's Loans so that the amount of the Loans of all Lenders shall be pro rata as otherwise set forth above, (b) such Lender shall immediately pay to the other Lenders their Pro Rata Percentage of the payments otherwise received as consideration for such purchase and (c) such other adjustments shall be made from time to time as shall be equitable to insure that all Lenders share such payments ratably. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this Section 2.8 shall be deemed to have been rescinded to the extent of such recovery, without interest. Borrower expressly consents to the foregoing arrangements and agrees that each Lender so purchasing a portion of another Lender's loans may exercise all rights of payment (including all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     2.9 MAXIMUM OBLIGATION OF TEXTRON FINANCIAL CORPORATION UNDER THE LOAN, THE EXISTING CREDIT FACILITY AND THE INVENTORY LOAN. Borrower acknowledges, agrees and confirms that notwithstanding anything to the contrary herein, in any other Loan Document or in any document evidencing or securing the Existing Credit Facility or the Inventory Loan, Textron Financial Corporation, as a Lender, shall not be obligated to fund any Advance hereunder, which when taken together with the loans or advances made by Textron Financial Corporation to the Borrower under this Agreement, the Existing Credit Facility and the Inventory Loan, would cause the aggregate amount of such loans and advances by Textron Financial Corporation to Borrower to exceed a maximum aggregate amount of $50,000,000.

     2.10 SUSPENSION OF ADVANCES.

         (a) Suspension of Sales. If any stay, order, cease and desist order, injunction, temporary restraining order or similar judicial or nonjudicial sanction shall be issued limiting or otherwise materially adversely affecting any Interval sales activities, other business operations in respect of the Resorts, or the enforcement of the remedies of the Agent and the Lenders hereunder, then, in such event, Agent and the Lenders shall have no obligation to make any Advances hereunder: (i) in respect of Pledged Notes Receivable from the sale of Intervals which are the subject of any stay, order, cease and desist order, injunction, temporary restraining order or similar judicial or nonjudicial sanction has been issued until the stay, order, cease and desist order, injunction, temporary restraining order or similar judicial or nonjudicial sanction has been lifted or released to the satisfaction of the Agent and (ii) in respect of Pledged Notes Receivable from the sale of Intervals at any Resort if: (x) the stay, order, cease and desist order, injunction, temporary restraining order or similar judicial or nonjudicial sanction in question has not been lifted or released to the satisfaction of the Agent within sixty (60) days of its issuance and (y) there is a reduction in the total number of sales of Intervals by the Borrower in any Loan Year of more than twenty percent (20%) from the total number of sales of Intervals in the immediately preceding Loan Year.

         (b) Change in Control. If there shall occur a change, singly or in the aggregate, of more than fifty percent (50%) of the executive management of the Borrower as described in Schedule E hereto, the Lender shall have no obligation to make any Advances hereunder, unless within thirty (30) days prior thereto Borrower provides Lender with written information setting forth the replacement executive management personnel of Borrower together with a description of those Persons' experience, ability and reputation, and Lender, acting in good faith, determines that the replacement management personnel's experience, ability and reputation is equal to or greater than that of the Borrower as set forth on Schedule E.

     2.11 LOAN PARTICIPATION.

         (a) Notwithstanding anything herein to the contrary, at the sole discretion of the TFC, TFC may elect, upon the terms and subject to the conditions set forth in this Section 2.11, to fund the full amount or any portion of the Loan without additional Lenders, provided that TFC has entered into written participation agreements acceptable to TFC in its sole and absolute discretion with Participants. Such additional increases over $25,000,000 ("INITIAL FUNDING COMMITMENT") shall be evidenced by a replacement promissory note in the form attached here as Exhibit A, payable to TFC. Advances in excess of the Initial Funding Commitment are hereinafter referred to as the "ADDITIONAL FUNDING COMMITMENT". The maximum amount of the Additional Funding Commitment, together with the Initial Funding Commitment, shall not exceed the lesser of: (i) $50,000,000 or (ii) an amount equal to the Borrowing Base.

         (b) In the event that TFC elects to fund the entire Loan, Lender agrees to use reasonable efforts to procure one or more Participants to provide funding for the Additional Funding Commitment, and to use reasonable efforts to enter into and maintain in good standing additional written participation agreements satisfactory to TFC in its sole and absolute discretion to the extent necessary to provide for Advances up to the maximum amount of the Additional Funding Commitment, but in no event shall the total outstanding principal balance of the Loan exceed the amount determined in accordance with Section 2.1(b) hereof. If for any reason TFC does not procure Participants for the Additional Funding Commitment, or does procure such Participants but does not enter into a written participation agreement or agreements, acceptable to TFC in its sole and absolute discretion, with any such Participant for the Additional Funding Commitment, or if such a participation agreement is terminated, or if such a Participant fails to fund to TFC its participation share of the Loan as provided under its respective participation agreement, then, notwithstanding any provision in this Agreement, in the Term Sheet or in any Loan Document to the contrary, TFC shall have no obligation to make advances of principal under the Loans in excess of the lesser of (i) an amount equal to the Borrowing Base or (ii) $25,000,000, subject at all times to Section 2.9 hereof.

         (c) TFC shall have the right, without prior notice to Borrower or Borrower's approval, to designate one or more Participants and to sell or grant to such Participants participation interests in the Loan, and in the respective Loan Documents, and in the Collateral, on terms and conditions satisfactory, in its sole and absolute discretion, to TFC. In the event that TFC so designates a Participant and sells or grants such Participant a participation interest in the Loan, such Participant shall communicate and deal only with Lender in respect to such Participant's interest in the Loan, the Loan Documents and the Collateral, and Borrower shall communicate and deal only with TFC and not with any Participant. Borrower agrees to, diligently and in good faith, cooperate with TFC in connection with Lender's consummation and administration of a written participation agreement or agreements with one or more Participants or their successors and assigns, and in complying with the terms of any such participation agreement, including with respect to periodic deliveries of accountings and reports with respect to the Loan, the Loan Documents and the Collateral.

         (d) In the event that TFC shall elect to make the entire Loan, subject to the terms and conditions of this Section 2.11, any and all agency provisions of this Agreement shall be disregarded and TFC shall act solely on its own behalf and shall hold the Collateral solely in its own name and for its own benefit, subject to the terms and conditions of this Agreement.

                             SECTION 3 -- COLLATERAL

     3.1 GRANT OF SECURITY INTEREST. (a) To secure the payment and performance of the Obligations, for value received, Borrower unconditionally and irrevocably assigns, pledges and grants to Agent as agent for each Lender a continuing first priority security interest in and to the Collateral and (b) for convenience of administration, Agent is acting as agent for the Lenders under the Agreement. Agent, as such agent, may execute any of its duties hereunder by or through its agents, officers or employees and shall be entitled to rely upon the advice of counsel as to its duties. Agent, as such agent, shall not be liable to the Lenders for any action taken or omitted to be taken by it in good faith and shall neither be responsible to the Lenders for the consequences of any oversight or error of judgment nor be answerable to the Lenders for any loss unless the same shall happen through Agent's gross negligence or willful misconduct. To the extent that Agent, as such agent, shall not be reimbursed by the Borrower for any costs, liabilities or expenses incurred in such capacity, the Lenders shall reimburse Agent therefor pro rata in accordance with their respective Pro Rata Percentages (including Agent as one of the Lenders for this purpose). Each Lender agrees that Agent shall be entitled to take and shall only be required to take, any action which it is permitted to take under this Agreement.

     3.2 SECURITY INTEREST IN ALL PLEDGED NOTES RECEIVABLE. Notwithstanding that the Lenders may be obligated, subject to the conditions of the Loan Documents, to make Advances only in respect of Eligible Notes Receivable, Lenders shall have a continuing security interest in all of the Pledged Notes Receivable, and Agent may, on behalf of the Lenders, collect all payments made under or in respect of all Pledged Notes Receivable, including Eligible Notes Receivable that may become ineligible, until any of the same may be released by Agent, if at all, pursuant to Section 12.10 below.

     3.3 FINANCING STATEMENTS. Borrower agrees, at its own expense, to execute the financing statements provided for by the Code together with any and all other instruments or documents and take such other action as may be required to perfect and to continue the perfection of Agent's security interests in the Collateral and, unless prohibited by law, Borrower hereby authorizes Agent to execute and file any such financing statements on the Borrower's behalf.

     3.4 PRIORITY OF EACH LENDER'S LIENS. Each Lender shall have an equal security interest in the Collateral based upon its Pro Rata Percentage and no Lender's security interest in the Collateral shall have priority over any other Lender's security interest in the Collateral.

     3.5 INSURANCE. Insurance coverage with respect to the Resort is provided by the Timeshare Owners' Association. Borrower shall furnish Agent, upon request, with satisfactory evidence that the Units, Buildings and Resorts are adequately insured.

     3.6 PROTECTION OF COLLATERAL; REIMBURSEMENT. The portion of the Collateral consisting of (i) the original Pledged Notes Receivable, (ii) the original Mortgages, (iii) the original purchase contract (including addendum) related to such Pledged Notes Receivable and Mortgages, and (iv) originals or true copies of the related truth-in-lending disclosure, loan application, warranty deed, and if required by Agent, the related Purchaser's acknowledgement receipt and the Exchange Company application and disclosures, shall be delivered at Borrower's expense to the Agent, as agent for the Lenders, at its East Hartford, Connecticut office, and held in Agent's possession and control until the Obligations are fully satisfied; and Borrower shall pay to Agent at the time of each Advance, to reimburse Agent for Agent's administrative costs, a custodial fee of $10.00 for each Pledged Note Receivable (and related Collateral) delivered into Agent's physical possession. The portion of the Collateral delivered to Agent as described above shall be segregated by Agent and stored in a fire-resistant filing cabinet; and Borrower agrees that such storage is and shall be deemed to constitute reasonable care by Agent with respect to such Collateral. All insurance expenses and all expenses of protecting the Collateral, including without limitation, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, and any and all excise, property, intangibles, sales and use taxes imposed by any state, federal or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by the Borrower; and if the Borrower fails to promptly pay any portion thereof when due, Agent may, at its option, but shall not be required to, pay the same and charge the Borrower's account therefor, and the Borrower agrees promptly to reimburse Agent therefor with interest accruing thereon daily at the Default Rate. All sums so paid or incurred by Agent for any of the foregoing and any and all other sums for which the Borrower may become liable hereunder and all costs and expenses (including attorneys' and paralegals' fees, legal expenses and court costs) which the Agent may incur in enforcing or protecting its Lien on, or rights and interest in, the Collateral or any of its rights or remedies under this Agreement or any other Loan Document or in respect to any of the transactions to be had hereunder or thereunder, until paid by the Borrower to Agent with interest at the Default Rate, shall be included among the Obligations, and, as such, shall be secured by all of the Collateral. Provided that Agent retains the original Pledged Notes Receivable and Mortgages, and originals or copies of the related Timeshare Documents delivered to it and listed above, in a fire-resistant filing cabinet as provided above, Agent shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, the Lockbox Agent, Servicing Agent or any other Person whomsoever.

     3.7 ADDITIONAL ELIGIBLE RESORT. From time to time during the Term, Borrower may propose to Agent that one or more additional time-share plans and projects owned and operated by Borrower be included among the Eligible Resorts in respect of which Advances may be made. Any such proposal will be in writing, and will be accompanied or supported by the due diligence and supporting Borrower, Affiliate, project, financial and related information identified in Section 4.5 hereto, and such other information as Agent may require. Borrower will reasonably cooperate with Agent's underwriting and due diligence, and Borrower will be responsible for payment upon billing for Agent's out-of-pocket expenses in connection therewith. Subject to Agent's satisfactory underwriting and due diligence review, including satisfaction of the conditions in Sections 4 and 5 hereof as they relate to such additional time-share resorts, Agent may, but shall not be required to, approve one or more such additional time-share resorts, including future phases or condominiums in an Existing Eligible Resort, as an Eligible Resort qualifying for Advances under and subject to the terms of this Agreement and the other Loan Documents.

     Subject in each instance to Agent's acceptable underwriting and due diligence review, and Agent's prior written approval, any project as may be approved by Agent after the Closing Date, if any, is hereinafter referred to as an "ADDITIONAL ELIGIBLE RESORT". Any Advances hereunder with respect to any Additional Eligible Resort will be subject to all terms an conditions of this Agreement and the other Loan Documents."

     3.8 MODIFICATION OF ELIGIBLE NOTES RECEIVABLE. Notwithstanding anything herein to the contrary, Borrower shall have the right to modify the interest rate and term only of the Eligible Notes Receivable without the Agent's prior consent, provided that: (i) any such change in the rate of interest on any one or more Eligible Notes Receivable shall not reduce the average interest rate on all Eligible Notes Receivable to less than twelve and one half percent (12 1/2%) per annum at any time; (ii) the term of no Eligible Notes Receivable shall be increased to a term longer than one hundred twenty (120) months from its original date; (iii) at no time may the Borrower so modify the terms of Eligible Notes Receivable constituting more than fifteen percent (15%) of the outstanding principal balance of all Eligible Notes Receivable at any time; (iv) Borrower immediately provides Agent with notice of any such modification together with any original documentation evidencing such modification and (v) no Eligible Note Receivable is modified more than once in any twelve (12) month period or more than twice during the term of such Eligible Note Receivable.

     3.9 ASSUMPTION OF OBLIGATIONS UNDER ELIGIBLE NOTES RECEIVABLE. Notwithstanding anything herein to the contrary, upon the sale by a Purchaser of an Interval, the new Purchaser of the Interval may be substituted as obligor under the Eligible Note Receivable in question, provided that: (i) said new Purchaser assumes in writing all of the obligations of the original obligor under the Eligible Note Receivable in question; (ii) the Eligible Note Receivable continues to meet all of the criteria for an Eligible Note Receivable as set forth herein and (iii) the new Purchaser has made a cash down payment equal to at least 10% of the original sales price of the Interval in question, which down payment shall be in addition to the cash down payment made by the original obligor.

                 SECTION 4 -- CONDITIONS PRECEDENT TO THE CLOSING

     4.1 CONDITIONS PRECEDENT. The obligation of Agent and Lenders to enter into this Agreement and to fund the initial Advance shall be subject to the satisfaction of each of the following conditions precedent, in addition to all of the conditions precedent set forth elsewhere in the Loan Documents:

         (a) REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations and warranties contained in the Loan Documents are and shall be true and correct in all respects, and all covenants and agreements have been complied with and correct in all respects, and all covenants and agreements to have been complied with and performed by Borrower shall have been fully complied with and performed to the satisfaction of Agent.

         (b) NO PROHIBITED ACTS. Borrower shall not have taken any action or permitted any condition to exist which would have been prohibited by any provision of this Agreement or the Loan Documents.

         (c) NO CHANGES. That all information and documents heretofore delivered by Borrower to Agent with respect to the Existing Resorts, including information and documents delivered in connection with the Existing Credit Facility, remain true and correct in all respects.

         (d) APPROVAL OF DOCUMENTS PRIOR TO CLOSING DATE. Borrower has delivered to Agent (with copies to Agent's counsel), at least fifteen (15) Business Days prior to the Closing Date, and Agent has reviewed and approved, at least five (5) Business Days prior to the Closing Date, the form and content of all of the items specified in Subsection 4.1(d)(i) through (vi) below (the "Submissions"). Agent shall have the right to review and approve any changes to the form of any of the Submissions. If Agent disapproves of any changes to any of the Submissions, Agent shall have the right to require Borrower either to cure or correct the defect objected to by Agent or to elect not to fund the Loan or any Advance. Under no circumstances shall Agent's failure to approve or disapprove a change to any of the Submissions be deemed to be an approval of such Submissions. All of the Submissions were and shall be prepared at Borrower's sole cost and expense, unless expressly stated to be an obligation and expense of Agent. Agent shall have the right of prior approval of any Person responsible for preparing a Submission ("Preparer") and may disapprove any Preparer in its sole discretion, for any reason, including without limitation, that Agent believes that the experience, skill, reputation or other aspect of the Preparer is unsatisfactory in any respect. All Submissions required pursuant to this Agreement shall be addressed to Agent and include the following language: "THE UNDERSIGNED ACKNOWLEDGES THAT TEXTRON FINANCIAL CORPORATION AS AGENT FOR EACH LENDER IS RELYING ON THE WITHIN INFORMATION IN CONNECTION WITH ITS DETERMINATION TO MAKE A LOAN TO SILVERLEAF RESORTS, INC. IN CONNECTION WITH THE SUBJECT COLLATERAL."

             (i) A certificate in the form attached as Exhibit A, to be dated as of the Closing Date and signed by the president, vice president, or secretary of the Borrower, certifying that the conditions specified in Sections 4.1(a), (b) and (c) above are true;

             (ii) Copies of any amendments to the articles of incorporation of Borrower not previously delivered to the Agent, certified to be true and complete by Borrower and the Secretary of State of the State of Texas and a current certificate of good standing for Borrower, and copies of any amendments to the by-laws of Borrower not previously delivered to the Agent, certified to be true, correct and complete by the secretary or assistant secretary of Borrower;

             (iii) a certificate of the Secretary of the Borrower certifying the adoption by the Board of Directors of the Borrower of a resolution authorizing Borrower to enter into and execute this Agreement, the Notes, and the other Loan Documents, to borrow the Loan from Lenders, and to grant to Lenders a first priority security interest in and to the Collateral;

             (iv) a certificate of the secretary or assistant secretary of Borrower certifying the incumbency, and verifying the authenticity of the signatures, of the specified officers of Borrower authorized to sign the Agreement, the Note and the other Loan Document;

             (v) Copies or other evidence of all loans to Borrower from any officers, shareholders, or Affiliates of Borrower not previously delivered to the Agent; and

             (vi) Commitment to issue Mortgagee Title Policies (as defined below) from the Title Company (as defined below).

         (e) EXECUTION AND DELIVERY OF LOAN DOCUMENTS. Borrower shall have delivered to Agent, on or before the Closing Date, the following Loan Documents, each of which shall be in the form of the respective Loan Documents attached hereto as Exhibit "A", and each of which when required, shall be in recordable form:

             (i)     CLOSING OPINIONS FOR BORROWER.

             (ii)    NOTE.

             (iii)   ASSIGNMENT OF DEEDS OF TRUST.

             (iv) ENVIRONMENTAL INDEMNITY. An Environmental Indemnity Agreement, executed by Borrower in favor of each Lender.

             (v) LOCKBOX AGREEMENT. The Lockbox Agreement, executed by Lockbox Agent, Agent, on behalf of each Lender, and Borrower, together with signature cards, Designation of Account and Secretary's Certificate.

             (vi)    DRAW REQUEST.

             (vii) FINANCING STATEMENTS. Original UCC financing statements covering the Collateral, filed with the Secretary of State of Texas and the Secretary of State of each state in which the Collateral is located.

             (viii) OTHER ITEMS. Such other agreements, documents, instruments, certificates and materials as Agent may request to evidence the Obligations; to evidence and perfect the rights and Liens and security interests of Agent as agent for Lenders contemplated by the Loan Documents, and to effectuate the transactions contemplated herein.

         (f) PHYSICAL INSPECTION. Agent shall be satisfied with its physical inspection of the Resorts.

         (g) UCC SEARCH. Agent shall have obtained, at Borrower's cost, such searches of the applicable public records as it deems necessary under Texas, and other applicable law to verify that it has a first and prior perfected Lien and security interest covering all of the Collateral. Agent shall not be obligated to fund any Advance if Agent determines that the Lenders do not have a first and prior perfected lien and security interest covering any portion of the Collateral.

         (h) LITIGATION SEARCH. Agent shall have obtained, at Borrower's cost, an independent search to verify that there are no bankruptcy, foreclosure actions or other material litigation or judgments pending or outstanding against the Resorts, any portion of the Collateral, Borrower, or any Affiliates of Borrower (each a "Material Party"). The term "other material litigation" as used herein shall not include matters in which (i) a Material Party is plaintiff and no counterclaim is pending or (ii) which Agent determines, in its sole discretion exercised in good faith, are immaterial due to settlement, insurance coverage, frivolity, or amount or nature of claim. The Lenders shall not be obligated to fund any Advance if Agent determines that any such litigation is pending.

     4.2 CLOSING DATE ADVANCES. In the event that Borrower desires Lenders to make an Advance on the Closing Date, then, in addition to all of the conditions precedent set forth in this

Section 4, Borrower shall have complied with all of the requirements of Section 5 below at least five (5) Business Days prior to the Closing Date.

     4.3 EXPENSES. Borrower shall have paid all fees and expenses required to be paid pursuant to this Agreement. Lenders shall have no obligation to fund any Loan or make the initial Advance or any subsequent Advance unless (a) the amount of the initial Advance together with any moneys paid by Borrower is sufficient to satisfy all fees and expenses required to be paid pursuant to this Agreement, and (b) the Advance will not be used for any of the uses set forth in Section 6.11.

     4.4 PROCEEDINGS SATISFACTORY. Borrower shall execute all of the Loan Documents approved by Agent on the Closing Date, and all actions taken in connection with the execution or delivery of the Loan Documents, and all documents and papers relating thereto, shall be satisfactory to Agent and its counsel. Agent and its counsel shall have received copies of such documents and papers as Agent or such counsel may reasonably request in connection therewith, all in form and substance satisfactory to Agent and its counsel.

     4.5 CONDITIONS PRECEDENT TO FUNDING OF ADVANCES WITH RESPECT TO ADDITIONAL ELIGIBLE RESORTS. As provided in the Section 3.7 hereof, Borrower may propose to Agent that Agent approve one or more additional timeshare plans for inclusion hereunder as an Additional Eligible Resort in respect of which Advances may be made. The obligation of Lenders to fund any Advances with respect to an Additional Eligible Resort shall be subject to the satisfaction of each of the following conditions precedent, in addition to all of the conditions precedent set forth elsewhere in the Loan Documents:

         (a) Representations, Warranties, Covenants and Agreements. The representations and warranties contained in the Loan Documents are and shall be true and correct in all respects, and all covenants and agreements have been complied with and correct in all respects, and all covenants and agreements to have been complied with and performed by Borrower shall have been fully complied with and performed to the satisfaction of Agent.

         (b) No Prohibited Acts. Borrower shall not have taken any action or permitted any condition to exist which would have been prohibited by any provision of the Loan Documents.

         (c) Approval of Documents Prior to Advance. Borrower has delivered or caused to be delivered to Agent (with copies to Agent's counsel), at least fifteen (15) Business Days prior to the date of each Advance, and Agent has reviewed and approved, at least five (5) Business Days prior to the date of each Advance, the form and content of all of the items specified in each of the Submissions required pursuant to this Section 4.5. Agent shall have the right to review and approve any changes to the form of any of the Submissions. If Agent disapproves of any changes to any of the Submissions, Agent shall have the right to require Borrower either to cure or correct the defect objected to by Agent or to elect on behalf of the Lenders not to fund the Loan or any Advance. Under no circumstances shall Agent's failure to approve or disapprove a change to any of the

     Submissions be deemed to be an approval of such Submissions. All of the Submissions were and shall be prepared at Borrower's sole cost and expense, unless expressly stated to be an obligation and expense of Agent. Agent shall have the right of prior approval of any Preparer and may disapprove any Preparer in its sole discretion, for any reason, including without limitation, that Agent believes that the experience, skill, reputation or other aspect of the Preparer is unsatisfactory in any respect. All Submissions required pursuant to this Agreement shall be addressed to Agent and include the following language: "THE UNDERSIGNED ACKNOWLEDGES THAT TEXTRON FINANCIAL CORPORATION AS AGENT FOR EACH LENDER IS RELYING ON THE WITHIN INFORMATION IN CONNECTION WITH ITS DETERMINATION TO MAKE A LOAN TO SILVERLEAF RESORTS, INC. IN CONNECTION WITH THE SUBJECT COLLATERAL."

         (i) a certificate in the form attached as Exhibit A, to be dated as of the date of each such Advance and signed by the president, vice president, or secretary of the Borrower, certifying that the conditions specified in Sections 4.5(a) and (b) above are true;

         (ii) copies of the articles of incorporation of Borrower, together with any amendments thereto certified to be true and complete by Borrower and the Secretary of State of the State of Texas, a current certificate of good standing for Borrower issued by the Secretary of State of the State of Texas, a current certificate of authority to conduct business issued by the secretary of state in each state in which the Borrower conducts business, and copies of the by-laws of Borrower certified to be true, correct and complete by the secretary or assistant secretary of Borrower;

         (iii) except for the Resorts listed on Schedule 4.5(c)(iii) (the "CROWN RESORTS"), a Survey for each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to the Agent in connection with the Advance in question; and with respect to each Crown Resort, a legible, full size copy of the recorded plat for each such Resort;

         (iv) a certificate of the secretary or assistant secretary of Borrower certifying the adoption by the board of directors thereof, respectively, of a resolution authorizing the addition of the Resort in question as an Additional Eligible Resort and to authorize Borrower to enter into, execute and deliver any Documents in connection therewith;

         (v) a certificate of the secretary or assistant secretary of Borrower certifying the incumbency, and verifying the authenticity of the signatures, of the specified officers of Borrower authorized to sign all documents required in connection with such Additional Eligible Resort as required pursuant to this Section 4.5;

         (vi) an inspection report or reports covering each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to the Agent in connection with the

                 Advance in question, including without limitation all real property and personal property subject to the Declaration and all adjacent property, confirming:

                       (1) the absence of Hazardous Materials on the personal property and real property comprising each such Additional Eligible Resort;

                       (2) that the inspection firm has obtained, reviewed and included within its report a CERCLIS printout from the Environmental Protection Agency (the "EPA"), statements from the EPA and other applicable state and local authorities and a Phase I Environmental Audit, all of which information shall confirm that there are no known or suspected Hazardous Materials located at, used or stored on, or transported to or from each such Additional Eligible Resort or in such proximity thereto as to create a material risk of contamination of each such Additional Eligible Resort;

         (vii) evidence that Borrower is maintaining all policies of insurance required by and in accordance with Section 7.1(d) hereof, including copies of the most current paid insurance premium invoices;

         (viii) evidence that Borrower and the Timeshare Documents for each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to the Agent as agent for the Lenders in connection with the Advance in question are in compliance with all applicable laws in connection with its sales of Intervals, including without limitation, the Timeshare Acts;

         (ix) a current preliminary title report or certificate of title for each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to the Agent in connection with the Advance in question, with copies of all title exceptions;

         (x) copies of all applicable governmental permits, approvals, consents, licenses, and certificates for the establishment of each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to the Agent as agent for the Lenders in connection with the Advance in question as timeshare projects in accordance with the applicable Timeshare Act, and for the occupancy and intended use and operation of each such Additional Eligible Resort, including the Units, including a letter certification from Borrower regarding zoning classification and compliance, letters or other satisfactory evidence from utility companies, governmental entities or other persons confirming that water, sewer (sanitary and storm), electricity, solid waste disposal, telephone, police, fire and rescue services are being provided to each Resort, and any business licenses necessary for operation of each such Additional Eligible Resort;

         (xi) certified true, correct and complete copies of all of the Timeshare Documents for each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to the Agent as agent for the Lenders in connection with the Advance in question;

         (xii) evidence satisfactory to Agent that all taxes and assessments owed by or for which Borrower is responsible for collection have been paid, including but not limited to sales taxes, room occupancy taxes, payroll taxes, personal property taxes, excise taxes, intangibles taxes, real property taxes, and income taxes, and any assessments related to each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to the Agent as agent for the Lenders in connection with the Advance in question and copies of the most current paid tax bills for each such Additional Eligible Resort evidencing that each such Additional Eligible Resort have been segregated from all other property on the applicable municipal taxrolls;

         (xiii) written confirmation from an architect covering each Additional Eligible Resort, other than a Crown Resort, for which Eligible Notes Receivable are being pledged to the Agent as agent for the Lenders in connection with the Advance in question as to the physical condition of the improvements at each such Additional Eligible Resort, including that soil conditions are sufficient to support all existing and any contemplated improvements to the real property; which written confirmation shall be in form and substance reasonably acceptable to the Agent. Each architect rendering such written confirmation shall be licensed as an architect in the state of Texas;

         (xiv) such credit references on Borrower as Agent deems necessary in its sole discretion;

         (xv) copies or other evidence of all loans to Borrower from any officers, shareholders, or Affiliates of Borrower, if any.

         (xvi) a commitment to issue Mortgagee Title Policies from Title Company for each such Additional Eligible Resort. Notwithstanding anything heretofore to the contrary, Agent and each Lender agrees that Borrower shall not be required to provide such a commitment or a Mortgagee Title Insurance Policy with respect to any Crown Resort (other than the Quail Hollow Resort), or, until such time as deeded Intervals are permitted under local law governing the Oak `N Spruce Resort, the Oak `N Spruce Resort in order to qualify any such Resort as an Additional Eligible Resort. Notwithstanding anything heretofore to the contrary, if any claim, lien, encumbrance, charge or other matter arises with respect to any Interval or Intervals for which an Eligible Note Receivable has been pledged to the Agent as agent for the Lenders pursuant to this Agreement, then, in such event:

                     (a) The Note Receivable with respect to the Interval in question shall cease to be an Eligible Note Receivable and the Borrower immediately shall either replace the Note Receivable in question or make a Mandatory Prepayment as provided in Section 2.4(b) hereof; and

                     (b) The Resort at which the Interval in question is located shall cease to be an Additional Eligible Resort, unless and until the Borrower shall cure any such claim, lien, encumbrance, charge or other matter to the satisfaction of the Agent. Furthermore, any and all further requests for Advances in respect of such Resort must be accompanied by satisfactory Mortgagee Title Policies for all Intervals with respect to which such Advances are requested.

         (xvii)  the Financial Statements.

         (xviii) to the extent not previously delivered hereunder or in connection with the Existing Credit Facility or the Inventory Loan, Borrower will execute, or cause to be executed with respect to each Additional Eligible Resort, a Negative Pledge, a Collateral Assignment of Notes Receivable and Interval Mortgages, Borrower's Affidavit with Respect to the Additional Eligible Resorts and an Environmental Indemnification Agreement, each in the form attached hereto as Exhibit A;

         (xix) with respect to any improvements, including any Units, constructed at a Resort within the twenty-four month period prior to any Advance with respect to an Additional Eligible Resort, Borrower shall also deliver to Agent, for its approval, such documents and instruments as Agent may reasonably request in connection with such newly constructed improvements, including, without limitation, copies of building permits, plans and specifications construction and architectural contracts, title insurance insuring over, among other things, mechanics liens, certificates of occupancy and satisfactory evidence of the completion of such improvements;

         (xx) such other documents, instruments, agreements, tests, reports and inspections as the Agent may require with respect to the Borrower or any applicable Affiliate, the Loan or any Resort, including any Additional Eligible Resort.

         (xxi) Upon request of the Agent, Borrower shall deliver to the Agent evidence, satisfactory to the Lender, that there is no material litigation, written complaint, suit, action, written claim or written charge pending against the Borrower or any Affiliate with any court or with any governmental authority with respect to the Resort, the Timeshare Documents, any Eligible Notes Receivable, any Interval, or any marketing, offer or sale of any Interval.

     (d) Physical Inspection. Agent shall be satisfied with its physical inspection of the Additional Eligible Resorts.

     (e) UCC Search. Agent shall have obtained, at Borrower's cost, such searches of the applicable public records as it deems necessary under all applicable law to verify that it has a first and prior perfected Lien and security interest covering all of the Collateral. Agent shall not be obligated to fund any Advance if Agent determines that Lenders do not have a first and prior perfected lien and security interest covering any portion of the Collateral.

     (f) Litigation Search. Agent shall have obtained, at Borrower's cost, an independent search to verify that there are no bankruptcy, foreclosure actions or other material litigation or judgments pending or outstanding against the Additional Eligible Resorts, any portion of the Collateral, Borrower, or any Affiliate, (each a "MATERIAL PARTY"). The term "other material litigation" as used herein shall not include matters in which (i) a Material Party is plaintiff and no counterclaim is pending or (ii) which Agent determines, in its sole discretion exercised in good faith, are immaterial due to settlement, insurance coverage, frivolity, or amount or nature of claim. Agent shall not be obligated to fund any Advance if it determines that any such litigation is pending.

     (g) Opinions of Borrower's Counsel. Borrower shall deliver to Agent, for the benefit of Agent and each Lender, at Borrower's sole cost and expense, such opinions of counsel, including counsel admitted in each state in which each Additional Eligible Resort is located, as to such matters with respect to the Borrower and each Additional Eligible Resort as Agent may request, and in form and substance acceptable to Agent in its sole discretion.

     (h) Funding Procedure. Borrower shall have complied to Agent's satisfaction with each of the conditions precedent to funding of an Advance set forth in
Section 5 hereof.

     (i) Management of Resort. Borrower shall provide evidence satisfactory to Agent that Borrower, or an Affiliate, is the manager or operator of each Resort, pursuant to a written management or operating agreement, in form and substance satisfactory to Agent, which with respect to all Resorts (other than the Crown Resorts) shall have a term which shall expire no earlier April 1, 2009. With respect to each Crown Resort only, each such Resort may qualify as an Additional Eligible Resort (subject to satisfaction by Borrower of the conditions set forth in this Section 4.5), so long the Borrower, or an Affiliate, is the manager or operator of each such Resort, pursuant to a written management or operating agreement, in form and substance satisfactory to Agent. Borrower agrees to provide an estoppel letter, in form and substance acceptable to Agent, from the applicable Timeshare Owner's Association.

     (j) Other Items. Such other agreements, documents, instruments, certificates and materials as Agent may request to determine the acceptability of any such Additional Eligible Resort, to evidence the Obligations; to evidence and perfect the rights and Liens and security interests of Agent contemplated by the Loan Documents, and to effectuate the transactions contemplated herein, including, without limitation, true copies of all Resort Documents for each such Additional Eligible Resort, all Timeshare Documents and operating and management contracts and agreements, evidence of with the applicable Timeshare Act and other applicable laws, evidence of all required governmental licenses and permits; title searches; title commitments or policies, including. Complete and legible copies of each title exception, engineering, environmental and soil reports, evidence of compliance with all applicable zoning and building codes; each of which shall be satisfactory to Agent in its sole and absolute discretion.


                          SECTION 5 -- FUNDING PROCEDURE

     The obligation of any Lender to make any loan shall be subject to the satisfaction of all of the following conditions precedent:

         (a) REQUESTS FOR ADVANCES. Each request for an Advance shall:

             (i) be in writing in form attached hereto as Exhibit C and shall certify the amount of the then-current Borrowing Base, specify the principal amount of the Advance requested and designate the account to which the proceeds of such Advance are to be transferred;

             (ii) state that the representations and warranties of the Borrower contained in the Agreement and any closing or funding related certifications are true and correct as of the date of the request and, after giving effect to the making of such requested Advance, will be true and correct as of the date on which the requested Advance is to be made;

             (iii) state that no Default or Event of Default exists as of the date of the request and, after giving effect to the making of such requested Advance, no Default or Event of Default would exist as of the date on which the requested Advance is to be made;

             (iv) be delivered to the office of Agent at least ten (10) Business Days prior to the date of the requested Advance;

             (v)     be signed by a principal financial officer of the Borrower;

             (vi) certify that the Borrower has no knowledge of any asserted or threatened defense, offset, counterclaim, discount or allowance in respect of each Note Receivable to be pledged in connection with such requested Advance, or in respect of any of the Pledged Notes Receivable;

             (vii) contain an aging report of the Pledged Notes Receivable; identifying, among other things, which among them are Eligible Notes Receivable; and

             (viii) contain a delinquency report which shall be in form and substance satisfactory to the Agent and shall show which of such Notes Receivable is delinquent and the duration of such delinquency, and which of such Pledged Notes Receivable is not an Eligible Notes Receivable;

         (b) LOAN DOCUMENTS/COLLATERAL. Not less than ten (10) Business Days prior to the date of any Advance, the Borrower shall have:

             (i) delivered to Agent a list of all Eligible Notes Receivable and related Mortgages which are to be the subject of such requested Advance, indicating the unpaid principal balance owing on each of the Pledged Notes Receivable deemed to be an Eligible Note Receivable, together with such additional information as Agent may require;


             (ii) delivered to Agent (or, if Agent shall so instruct, a designee appointed by Agent in writing) (A) the original of each Pledged Note Receivable (duly endorsed with the words "Pay to the order of Textron Financial Corporation as Agent with recourse"), (B) the original of each Mortgage securing such Pledged Notes Receivable, (C) the original of each purchase contract (including addenda) relating to the Pledged Notes Receivable and Mortgages, (D) originals or true copies of the related truth-in-lending disclosures, loan application, warranty deed, Payment Authorization Agreement and, if required by Agent, the related Purchaser's acknowledgement, receipt and exchange company application, disclosures and materials, and (E) with respect to each Eligible Note Receivables from the sale of Intervals at Oak N'
         Spruce: (i) the original UCC-1 Financing Statement, naming the Purchaser of the Interval giving rise to the Eligible Note Receivable as debtor and the Borrower as secured party (the "PURCHASER FINANCING STATEMENT"), perfecting Borrower's security interest in the applicable Interval to secure the Purchaser's obligations under the Eligible Note Receivable and (ii) a UCC-3 Assignment, naming the Borrower as assignor and the Agent as assignee on behalf of the Lenders, assigning to the Agent, on behalf of the Lenders, all of the Borrower's right, title and interest under each Purchaser Financing Statement.

             (iii) delivered to Agent a duly executed Assignment of Notes Receivable and Mortgages assigning to Agent all of the Borrower's right, title and interest in and to each such Pledged Note Receivable and the related Mortgage; and

             (iv) subject to Section 4.5(c)(xvi) hereof, delivered to Agent, with respect to each Encumbered Interval, a commitment for a mortgagee's title insurance policy showing that the Mortgage in respect of such Interval has been assigned to Agent and insuring in favor of Agent the first priority Lien of such Mortgage in the amount of the Advance to be made in respect of such Pledged Note Receivable, with a satisfactory title insurance policy to be issued on the date of Advance.

         The Mortgages and the assignments thereof to Agent shall each have been duly recorded in the applicable land records which are described in Schedule D hereof. The mortgagee's title insurance policies shall be in form and substance satisfactory to Agent and shall be issued by a title insurance company satisfactory to Agent (the "Title Company"), and name Agent as the insured party therein as agent for the Lenders. The funding of the requested Advance, delivery of the Collateral and issuance of the title insurance policy, and recording of the assignments or any releases may, in Agent's discretion, be effected by way of an escrow arrangement with the Title Company or other fiduciary, the form and substance of which shall be satisfactory to Agent.

         (c) OTHER CONDITIONS. In addition to the other conditions set forth in this Agreement, the making of the initial or any requested Advance shall be subject to the satisfaction of the following conditions:

             (i) no Default or Event of Default shall exist immediately prior to the making of such requested Advance or, after giving effect thereto, immediately after the making of such requested Advance;

             (ii) each agreement required to have been executed and delivered in connection with any prior Advance shall be consistent with the terms of this Agreement and shall be in full force and effect;

             (iii) the date on which such requested Advance is to be made shall be a Business Day;

             (iv) Borrower shall have delivered to Agent a certification showing the dollar amount of the requested Advance based on the Eligible Notes Receivable pledged to Agent, and the Notes Receivable being pledged contemporaneously with each requested Advance in the form attached hereto as Exhibit "C";

             (v) not more than one Advance shall have previously been made in the same calendar month in which such requested Advance is to be made, unless Agent, in its sole discretion, agrees to make an additional Advance during such calendar month;

             (vi) such requested Advance shall be in a principal amount of not less than $50,000, unless Agent, in its sole discretion, agrees to make an Advance in an amount less than $50,000;

             (vii) Agent shall have determined that the requested Advance, when added to the aggregate outstanding principal amount of all previous Advances, if any, does not exceed the total amount of the Borrowing Base, based on the Eligible Notes Receivable that have been duly pledged in favor of Agent;

             (viii) If Agent shall so require, Agent shall have received an executed Closing Protection Letter issued by the Title Company, which shall be reasonably acceptable to Agent.

         (d) EXPENSES. The Borrower shall have paid all fees and expenses required to be paid by pursuant to this Agreement in connection with such requested Advance or any conditions related thereto.

         (e) PROCEEDINGS SATISFACTORY. All actions taken in connection with such requested Advance and all documents and papers relating thereto shall be satisfactory to Agent and its counsel. Agent and its counsel shall have received copies of such documents and papers as the Agent or such counsel may reasonably request in connection with such requested Advance, all in form and substance reasonably satisfactory to the Agent and its counsel.

         (f) PARTIAL WAIVER OF REQUIREMENT FOR TITLE INSURANCE POLICIES UPON SATISFACTORY MAINTENANCE OF INVENTORY CONTROL PROCEDURES. Anything in
     Section 5(b)(iv) hereof to the contrary notwithstanding, the delivery of a commitment for a mortgagee title insurance policy and a mortgagee title insurance policy shall be required only with respect to twenty-five percent (25%) of the Eligible Notes Receivable delivered to Agent in respect of each advance, subject to the following requirements and limitations:

         (i) Borrower shall be in full compliance with the Inventory Control Procedures (as defined herein); and

         (ii) Agent shall have the right in its sole discretion to determine those Eligible Notes Receivables in respect of which commitments for mortgagee title insurance policies and also the mortgagee title insurance policies themselves shall be required.

     In the event that Borrower fails to satisfy the requirements of Subparagraph 5(f)(i), then, immediately upon such failure, the partial waiver provided under this subparagraph shall no longer be effective.


               SECTION 6 -- GENERAL REPRESENTATIONS AND WARRANTIES

     Borrower hereby represents and warrants to Agent and each Lender as follows:

     6.1 ORGANIZATION, STANDING, QUALIFICATION. Borrower (a) is a duly organized and validly existing Texas corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and (b) as all requisite power, corporate or otherwise, to conduct its business and to execute and deliver, and to perform its obligations under, the Loan Documents.

     6.2 AUTHORIZATION, ENFORCEABILITY, ETC.

         (a) The execution, delivery and performance by Borrower of the Loan Documents has been duly authorized by all necessary corporate action by Borrower and does not and will not (i) violate any provision of the certificate or articles of incorporation of Borrower, bylaws of Borrower, or any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect to which Borrower is a party or is subject; (ii) result in, or require the creation or imposition of, any Lien upon or with respect to any asset of Borrower other than Liens in favor of Lenders; or (iii) result in a breach of, or constitute a default by Borrower under, any indenture, loan or credit agreement or any other agreement, document, instrument or certificate to which Borrower is a party or by which it or any of its assets are bound or affected.

         (b) No approval, authorization, order, license, permit, franchise or consent of, or registration, declaration, qualification or filing with, any governmental authority or other Person, including without limitation, the Division or the Timeshare Owners' Association is required in connection with the execution, delivery and performance by Borrower of any of the Loan Documents.

         (c) The Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

         (d) Borrower has good and marketable title to the Collateral, free and clear of any lien, security interest, charge or encumbrance except for the security interests created by this Agreement or any Loan Document or otherwise created in favor of Agent or those specifically consented to in writing by the Agent. No financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Lenders hereunder or Agent.

         (e) The execution and delivery of the Loan Documents, the delivery and endorsement to Agent as agent for the Lenders of the Pledged Notes Receivable, the filing of the UCC-1's with the with the office of the secretary of state of the state in which the applicable Resort is located and the Assignment of Notes Receivable and Mortgages in the official records of the county in which the applicable Resort is located, create in favor of Agent as agent for the Lenders a valid and perfected continuing first priority security interest in the Collateral. The Collateral shall secure the full payment and performance of the Obligations.

         (f) None of the Pledged Notes Receivable is forged or has affixed thereto any unauthorized signatures or has been entered into by any Person without the required legal capacity; and during the term of the Agreement, none will be forged, or will have affixed thereto, any unauthorized signatures.

         (g) Except as permitted in Sections 3.8 and 3.9 hereof, there have been no modifications or amendments to the Pledged Notes Receivable or Mortgages.

         (h) The makers of the Eligible Notes Receivable have no defenses, offsets, counterclaims or claims relating to the Eligible Notes Receivable or the Mortgages.

         (i) The Pledged Notes Receivable and the Mortgages were executed and delivered by Purchasers in favor of Borrower in connection with the purchase of the related Encumbered Intervals.

         (j) The Mortgages constitute and will constitute valid and enforceable first and prior liens and security interests on the Encumbered Intervals.

         (k) The Pledged Notes Receivable and the Mortgages are and shall remain in full force and effect, are and will be valid and binding obligations of the respective makers in favor of Agent, as holder on behalf of the Lenders; and the Borrower further warrants and guarantees the value, quantity, sound condition, grade and quality of the Encumbered Intervals and rights, properties, easements and interests appurtenant or related thereto.

         (l) The grant of the security interests described herein has not affected and will not affect the validity or enforceability of the obligations of the respective makers of the Pledged Notes Receivable under such Notes Receivable or the respective Mortgages.

         (m) Neither Agent nor any Lender shall be required to take, and the Borrower has taken any and all required steps to protect each Lender's security interest in the Collateral (other than maintaining possession of the portion of the Collateral constituting instruments); and neither Agent nor any Lender is or shall be required to collect or realize upon the Collateral or any distribution of interest or principal, nor shall loss of, or damage to, the Collateral release the Borrower from any of the Obligations.

     6.3 FINANCIAL STATEMENTS AND BUSINESS CONDITION. The Financial Statements fairly present the respective financial conditions and results of operations of Borrower as of the date or dates thereof and for the periods covered thereby. There were no material liabilities, direct or indirect, fixed or contingent, of Borrower as of the dates of such Financial Statements which were not reflected therein or in the notes thereto, which have not otherwise been disclosed to Agent in writing. Except for any such changes heretofore expressly disclosed in writing to Agent, there has been no material adverse change in the respective financial conditions of Borrower from the financial conditions shown in their respective Financial Statements, nor has Borrower incurred any material liabilities, direct or indirect, fixed or contingent, which are not shown in its Financial Statements. Borrower is able to pay all of its debts as they become due and Borrower shall maintain such solvent financial condition, giving effect to the Obligations, as long as the Borrower is obligated to Lenders under the Agreement or in any other manner whatsoever. Borrower's Obligations under this Agreement and under the Loan Documents will not render Borrower unable to pay its debts as they become due. The present fair market value of Borrower's assets is greater than the amount required to pay its total liabilities.

     6.4 TAXES. In accordance with the requirements set forth in the Declaration, the Borrower represents and warrants that the Borrower or Timeshare Owners' Association, as required, has paid or will have paid in full, prior to delinquency, all ad valorem taxes and other taxes and assessments against the Resort and the Collateral; and the Borrower knows of no basis for any additional taxes or assessments against the Resort or the Collateral. The Borrower or the Timeshare Owners' Association, as the case may be, has filed all tax returns required to have been filed by it and has paid or will pay prior to delinquency, all taxes shown to be due and payable on such returns, including interest and penalties, and all other taxes which are payable by it to the extent the same have become due and payable.

     6.5 TITLE TO PROPERTIES: PRIOR LIENS. Borrower has good and marketable title to all of the Collateral and to all unsold Units and Intervals at each Resort, and all rights, properties and benefits appurtenant to or benefiting them. Borrower is not in default under any of the documents evidencing or securing any indebtedness which is secured, wholly or in part, by any portion of any Resort or any portion or all the Collateral and no event has occurred which with the giving of notice, the passage of time or both, would constitute a default under any of the documents evidencing or securing any such indebtedness. Other than the Liens granted in favor of Agent, the Liens granted to secure the Additional Credit Facility and the Inventory Loan and the Liens described in
Schedule 6.5 hereto, there are no liens or encumbrances against the Collateral, or against any Resort.

     6.6 SUBSIDIARIES, AFFILIATES AND CAPITAL STRUCTURE. Borrower has no subsidiaries or Affiliates which have any involvement or interest in any Resort in any way. None of the Affiliates of Borrower are parties to any proxies, voting trusts, shareholders agreements or similar arrangements pursuant to which voting authority, rights or discretion with respect to the Borrower is vested in any other Person.

     6.7 LITIGATION, PROCEEDINGS, ETC. There are no actions, suits, proceedings, orders or injunctions pending or threatened against or affecting Borrower, the Resort or the Timeshare Owners' Association at law or in equity, or before or by any governmental authority or other tribunal, which (a) could have a material adverse effect on Borrower or (b) relate to the Loan or which could have a material effect on the Collateral or the Resort. Borrower has received no notice from any court, governmental authority or other tribunal alleging that Borrower or the Resort have violated the Timeshare Act, any of the rules or regulations thereunder, the Declaration or any other applicable laws, agreements or arrangements that could have any material effect on the Loan, the Collateral or the Resorts.

     6.8 LICENSES, PERMITS, ETC. The Borrower, the Resorts, the Timeshare Owners' Associations or Borrower's Affiliates involved in the operations of the Resorts, and, to the best of Borrower's knowledge after diligent inquiry, other Persons involved in the operations of the Resorts, possess all requisite franchises, certificates of convenience and necessity, operating rights, approvals, licenses, permits, consents, authorizations, exemptions and orders as are necessary to carry on its or their business as now being conducted, without any known conflict with the rights of others and, with respect to the Borrower, the Resorts and the Timeshare Owners' Associations, in each case subject to no mortgage, pledge, Lien, lease, encumbrance, charge, security interest, title retention agreement or option other than as provided for by this Agreement.

     6.9 ENVIRONMENTAL MATTERS. Except as otherwise noted on Schedule 6.9, (a) no Resort contains any Hazardous Materials, (b) no Hazardous Materials are used or stored at or transported to or from the Resorts, (c) neither Borrower nor the Resorts nor any manager thereof or to Borrower's knowledge, the Timeshare Owners' Associations, have received notice from any governmental agency, entity or other Person with regard to Hazardous Materials on, under or affecting any Resort, and (d) neither Borrower nor the Resorts, nor any portion thereof, nor to Borrower's knowledge after diligent inquiry, the Timeshare Owners' Associations, are in violation of any Environmental Laws.

     6.10 FULL DISCLOSURE. No information, exhibit or written report or the content of any schedule furnished by or on behalf of Borrower to Agent or any Lender in connection with the Loan or the Resorts contains any material misstatement of fact or omits the statement of a material fact necessary to make the statement contained herein or therein not misleading. Borrower knows of no fact or condition which will prevent the sale of Intervals to Purchasers or prevent the operation of the Resorts in accordance with the Declarations and related public offering statements, and in accordance with applicable law, or prevent Borrower's performing its Obligations pursuant to the Loan Documents.

     6.11 USE OF PROCEEDS/MARGIN STOCK. None of the proceeds of the Loan will be used to purchase or carry any "margin stock" (as defined under Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time), and no portion of the proceeds of the Loan will be extended to others for the purpose of purchasing or carrying margin stock. None of the transactions contemplated in the Agreement (including, without limitation, the use of the proceeds from the Loan) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter 11.

     6.12 NO DEFAULTS. No Default or Event of Default exists, and there is no violation in any material respect of any term of any agreement, charter instrument, bylaw or other instrument to which the Borrower is a party or by which it may be bound.

     6.13 COMPLIANCE WITH LAW. The Borrower

         (a) is not in violation, nor are any of its Resorts, or the business operations in respect of any of the Resorts, or to the Borrower's knowledge after diligent inquiry, the Timeshare Owners' Association, in violation, of the Timeshare Act, or any laws, ordinances, governmental rules or regulations of any state in which a Resort is located, any political subdivision of said states or any other jurisdiction to which the Borrower or the Resorts, or the business operations conducted in respect of the Resorts, or the Timeshare Owners' Association, are subject; and

         (b) has not failed, nor have the Resorts or, to Borrower's knowledge, the Timeshare Owners' Associations failed, to obtain any consents or joinders, or any approvals, licenses, permits, franchises or other governmental authorizations, or to make or cause to be made any filings, submissions, registrations or declarations with any government or agency or department thereof, necessary to the establishment, ownership or operation of the Resorts or any of Borrower's Properties, or to the conduct of Borrower's business, including, without limitation, the operation of the Resorts and the sale, or offering for sale, of Intervals therein; which violation or failure to obtain or register materially adversely affects the Borrower, the Resorts or the business, prospects, profits, properties or condition (financial or otherwise) of the Borrower or the Resorts. The Borrower has, to the extent required by its activities and businesses, and the operations of the Resorts, fully complied with (1) all of the applicable provisions of (a) the Consumer Credit Protection Act; (b) Regulation Z of the Federal Reserve Board; (c) the Equal Credit Opportunity Act; (d) Regulation B of the Federal Reserve Board; (e) the Federal Trade Commission's 3-day cooling-off Rule for Door-to-Door Sales; (f) Section 5 of the Federal Trade Commission Act; (g) the Interstate Land Sales Full Disclosure Act ("ILSA"); (h) federal postal laws; (i) applicable state and federal securities laws; (j) applicable usury laws; (k) applicable trade practices, home and telephone solicitation, sweepstakes, anti-lottery and consumer credit and protection laws; (l) applicable real estate sales licensing, disclosure, reporting and escrow laws; (m) the Americans With Disabilities Act and related accessibility guidelines ("ADA"); (n) the Real Estate Settlement Procedures Act ("RESPA"); (o) all amendments to and rules and regulations promulgated under the foregoing acts or laws; and (p) other applicable federal statutes and the rules and regulations promulgated thereunder; and (2) all of the applicable provisions of the Timeshare Acts, any law or laws of any state (and the rules and regulations promulgated thereunder) relating to ownership, establishment or operation of the Resort, or the sale, offering for sale, or financing of Intervals.

     6.14 RESTRICTIONS OF BORROWER. Neither the Borrower nor any Resort, nor to the Borrower's knowledge, any Timeshare Owners' Association, is a party to any contract or agreement, or subject to any Lien, charge or corporate restriction, which materially and adversely affects its or their business. The Borrower will not be, on or after the Closing Date, a party to any contract or agreement which restricts its right or ability to incur indebtedness, or prohibits the Borrower's execution of, or compliance with the terms of this Agreement or the other Loan Documents. The Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of the Collateral, whether now owned or hereafter acquired, to be subject to a Lien except in favor of Agent or Lenders as provided hereunder.

     6.15 BROKER'S FEES. Borrower, Agent and each Lender represent to each other that none of them has made any commitment or taken any action which will result in a claim for any brokers', finders' or other similar fees or commitments with respect to the transactions described in the Agreement. The Borrower agrees to indemnify Agent and each Lender and save and hold Agent and each Lender harmless from all claims of any Person for any broker's or finder's fee or commission, and this indemnity shall include reasonable attorneys' fees and legal expenses.

     6.16 DEFERRED COMPENSATION PLANS. The Borrower has no pension, profit sharing or other compensatory or similar plan (herein called a "Plan") providing for a program of deferred compensation for any employee or officer. No fact or situation, including but not limited to, any "Reportable Event," as that term is defined in Section 4043 of the Employee Retirement Income Security Act of 1974 as the same may be amended from time to time ("Pension Reform Act"), exists or will exist in connection with any Plan of the Borrower which might constitute grounds for termination of any Plan by the Pension Benefit Guaranty Corporation or cause the appointment by the appropriate United States District Court of a Trustee to administer any such Plan. No "Prohibited Transaction" within the meaning of Section 406 of the Pension Reform Act exists or will exist upon the execution and delivery of the Agreement or the performance by the parties hereto of their respective duties and obligations hereunder. The Borrower will (1) at all times make prompt payment of contributions required to meet the minimum funding standards set forth in Sections 302 through 305 of the Pension Reform Act with respect to each of its Plans; (2) promptly, after the filing thereof, furnish to the Agent copies of each annual report required to be filed pursuant to Section 103 of the Pension Reform Act in connection with each Plan for each Plan Year, including any certified financial statements or actuarial statements required pursuant to said Section 103; (3) notify the Agent immediately of any fact, including, but not limited to, any Reportable Event arising in connection with any Plan which might constitute grounds for termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a Trustee to administer the Plan; and (4) notify the Agent of any "Prohibited Transaction" as that term is defined in Section 406 of the Pension Reform Act. The Borrower will not (a) engage in any Prohibited Transaction or (b) terminate any such Plan in a manner which could result in the imposition of a Lien on the Property of the Borrower pursuant to Section 4068 of the Pension Reform Act.

     6.17 LABOR RELATIONS. The employees of the Borrower are not a party to any collective bargaining agreement with the Borrower, and, to the best knowledge of the Borrower and its officers, there are no material grievances, disputes or controversies with any union or any other organization of the Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

     6.18 RESORT.

         (a) TIMESHARE PLAN. Each Resort has been established and dedicated, and is and will remain, a time-share plan and project in full compliance with all applicable laws and regulations, including without limitation, the Timeshare Act.

         (b) ACCESS. Each Resort has direct access to a publicly dedicated road and all roadways inside each Resort are subject to an access and use easement or other dedication or provision that benefits and will continue to benefit all Purchasers.

         (c) UTILITIES. Electric, sanitary and stormwater sewer, telephone, water facilities and other necessary utilities are available in sufficient capacity to service each Resort and any easements necessary to the furnishing of such utility services have been obtained and duly recorded, and inure to the benefit of each Resort and each Timeshare Owners' Association.

         (d) AMENITIES. Each Purchaser of an Interval has and will have access to and the full use and enjoyment of all of the Common Elements and public utilities of the Resort in which such interval is located, all in accordance with the Declaration and Timeshare Documents.

         (e) CONSTRUCTION. All costs arising from the construction or acquisition of any Units and any other improvements and the purchase of any fixtures or equipment, inventory, furnishings or other personalty located in, at, or on the Resorts have been paid or will be paid when due.

         (f) SALE OF INTERVALS. The marketing, sale, offering of sale, rental, solicitation of Purchasers or, if applicable, lessees, and financing of Intervals in the Resort (1) do not constitute the sale, or the offering of sale, of Securities subject to the registration requirements of the Securities Act of 1933, as amended, or any state securities law; (2) do not violate the Timeshare Act or any land sales or consumer protection law, statute or regulation of state or any other state or jurisdiction in which a Purchaser resides or in which sales or solicitation activities occur; and
     (3) do not violate any consumer credit or usury statute of state or any other state or jurisdiction in which a Purchaser resides or in which sales or solicitation activities occur. All marketing and sales activities are performed by employees of Borrower, all of whom are and shall be properly licensed in accordance with applicable laws.

         (g) TANGIBLE PROPERTY. Except for specific items which may be owned by independent contractors, the machinery, equipment, fixtures, tools and supplies used in connection with the Resort, including without limitation, with respect to the operations and maintenance of the Common Elements, are owned either by the Borrower or the applicable Timeshare Owners' Association.

         (h) OPERATING CONTRACTS. The Borrower has entered into the contracts, agreements, and arrangements necessary for the operation of the Resorts, including but not limited to those with respect to utilities, maintenance, management, services, marketing and sales (hereinbelow defined as "Operating Contracts").

     6.19 TIMESHARE REGIMEN REPORTS. The Borrower has furnished to the Agent true and correct copies of the Timeshare Documents listed on SCHEDULE 6.19, which consist of all those placed on file by the Borrower with the Divisions or any federal, state or local regulatory or recording agencies, offices or departments. All such filings and/or recordations, and all joinders and consents, necessary in order to establish the plan in respect of the Resorts, including without limitation, the Units, Intervals, and all appurtenant Common Elements, and all related use and access rights, have been done or obtained and all laws, regulations and statutes, and all agreements or arrangements, in connection therewith have been complied with.

     6.20 OPERATING CONTRACTS. The contracts, agreements and arrangements comprising those agreements or arrangements relating to the operation of the Resorts, including without limitation, with respect to utilities, maintenance, management, services, marketing and sales under which the fees to be paid equal or exceed $50,000.00 (collectively, all such agreements and arrangements are referred to herein as the "Operating Contracts") are unmodified and in full force and effect and shall remain free and clear of any lien.

     6.21 ARCHITECTURAL AND ENVIRONMENTAL CONTROL. All Units, Common Elements and other improvements at, upon or appurtenant to the Resort are and will be in compliance with the design, use, architectural and environmental control provisions, if any, set forth in the Declaration.

     6.22 TAX IDENTIFICATION/SOCIAL SECURITY NUMBERS. The Borrower's federal taxpayer's identification number is: 75-2259890.

     6.23 INVENTORY CONTROL PROCEDURES. Borrower has provided to Agent a true and complete copy of the Borrower's Inventory, Sales and Assignments procedures (the "Inventory Control Procedures"), a copy of which is attached hereto as
Schedule 6.23.


                              SECTION 7 -- COVENANTS

     7.1 AFFIRMATIVE COVENANTS. So long as any portion of the Obligations remains unsatisfied, Borrower hereby covenants and agrees with Agent and each Lender as follows:

         (a) PAYMENT AND PERFORMANCE OF OBLIGATIONS. Borrower shall pay all of the Loan and related expenses when and as the same become due and payable, and Borrower shall strictly observe and perform all of the Obligations, including without limitation, all covenants, agreements, terms, conditions and limitations contained in the Loan Documents, and will do all things necessary which are not prohibited by law to prevent the occurrence of any Event of Default hereunder; and the Borrower will maintain an office or agency in the State of Texas where notices, presentations and demands in respect of the Loan Documents may be made upon the Borrower. Such office or agency and the books and records of the Borrower shall be maintained at 1221 Riverbed Drive, Suite 120, Dallas, Texas 75221 until such time as the Borrower shall so notify the Agent, in writing, of any change of location of such office or agency.

         (b) MAINTENANCE OF EXISTENCE, QUALIFICATION AND ASSETS. Borrower shall at all times (i) maintain its legal existence, (ii) maintain its qualification to transact business and good standing in any state and in any jurisdiction where it conducts business in connection with the Resort, and (iii) comply or cause compliance with all governmental laws, rules, regulations and ordinances applicable to the Resort, the Borrower or its business, including, without limitation, the Timeshare Act.

         (c) CONSOLIDATION AND MERGER. Borrower will not consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it, unless: (i) Borrower is the continuing or surviving corporation in any such consolidation or merger and (ii) prior to and immediately after such consolidation or merger, Borrower shall not be in default hereunder.

         (d) MAINTENANCE OF INSURANCE. The Borrower, or if required pursuant to the Declaration, the Timeshare Owners' Association, shall maintain (or the Borrower shall cause to be maintained) at all times during the term of this Agreement, policies of insurance with premiums being paid when due, and shall deliver to Agent originals of insurance policies issued by insurance companies, in amounts, in form and in substance, and with expiration dates, all acceptable to Agent and containing a waiver of subrogation rights by the insuring company, a non-contributory standard mortgage benefit clause, or their equivalents, and a mortgagee loss payable endorsement in favor of and satisfactory to Agent on behalf of each Lender, and breach of warranty coverage, providing the following types of insurance on and with respect to the Borrower (or, as appropriate, the respective Associations) and the
     Resort:

             (i) Fire and extended coverage insurance (including lightning, hurricane, tornado, wind and water damage, vandalism and malicious mischief coverage) covering the improvements at the Resort and any personal property located in or on the Resort, in an amount not less than the full replacement value of such improvements and personal property, and said policy of insurance shall provide for a deductible acceptable to Agent, breach of warranty coverage, replacement cost endorsements satisfactory to Agent, and shall not permit co-insurance;

             (ii) Public liability and property damage insurance covering the Resort in amounts and on terms satisfactory to Agent; and

             (iii) Such other insurance on the Resort or any replacements or substitutions therefor including, without limitation, flood insurance (if the Property is or becomes located in an area which is considered a flood risk by the U.S. Emergency Management Agency or pursuant to the National Flood Insurance program), in such amounts and upon terms as may from time to time be reasonably required by Agent.

             To the extent any other timeshare receivable lender has any rights to approve the form of insurance policies with respect to the Resort, the amounts of coverage thereunder, the insurers under such policies, or the designation of an attorney-in-fact for purposes of dealing with damage to any part of the Resort or insurance claims or matters related thereto, or any successor to such attorney-in-fact, or any changes with respect to any of the foregoing, Borrower shall take all steps as may be necessary (and, after turnover, if any, of control of the Resort to the Timeshare Owners' Association, Borrower shall use its best efforts) to ensure that Agent, on behalf of each Lender, shall at all times have a co-equal right, with such other lender (including, without limitation, Borrower or any third-party lender), to approve all such matters and any proposed changes in respect thereof; and Borrower shall not cause or permit any changes with respect to any insurance policies, insurers, coverage, attorney-in-fact, or insurance trustee, if any, without Agent's prior written approval.

             In the event of any insured loss or claim in respect of the Resort, Borrower shall apply (or cause to be applied), and Borrower covenants that the Timeshare Owners' Association shall apply (or cause to be applied), all proceeds of such insurance policies in a manner consistent with the Timeshare Documents and the Timeshare Act.

             All insurance policies required pursuant to this Agreement (or the Timeshare Documents or Timeshare Act) shall provide that the coverage afforded thereby shall not expire or be amended, canceled, modified or terminated without at least thirty (30) days prior written notice to Agent. At least thirty (30) days prior to the expiration date of each policy maintained pursuant to this Section 7.1(d), a renewal or replacement thereof satisfactory to Agent shall be delivered to Agent. Borrower shall deliver or cause to be delivered to Agent receipts evidencing the payment for all such insurance policies and renewals or replacements.

             In the event of any fire or other casualty to or with respect to the improvements on or at the Resort, Borrower covenants that Borrower or the Timeshare Owners' Association, as the case may be, will promptly restore or repair (or cause to be restored, repaired or replaced) the damaged improvements and repair or replace any other personal property to the same condition as immediately prior to such fire or other casualty and, with respect to the improvements and personal property on the Resort, in accordance with the terms of the Timeshare Documents or Timeshare Act. The insufficiency of any net insurance proceeds shall in no way relieve the Borrower or, as applicable, Borrower and Timeshare Owners' Association, of its obligation to restore, repair or replace such improvements and other personal property in accordance with the terms hereof, of the Declaration or other Timeshare Documents or of the Timeshare Act, and Borrower covenants that Borrower or, as the case may be, the Timeshare Owners' Association, shall promptly comply and cause compliance with the provisions of the Declaration and other Timeshare Documents, or of the Timeshare Act relating to such restoration, repair or replacement. In Agent's sole discretion, all insurance proceeds payable to or received by Agent pursuant to the Declaration or the applicable policies may be applied to the payment of the Obligations, whether or not due and in whatever order Agent elects.

         (e) MAINTENANCE OF SECURITY. Borrower shall execute and deliver (or cause to be executed and delivered) to Agent all security agreements, financing statements, assignments and such other agreements, documents, instruments and certificates, and supplements and amendments thereto, and take such other actions, as Agent deems necessary or appropriate in order to maintain as valid, enforceable and perfected first priority liens and security interests, all Liens and security interests in the Collateral granted to Agent as agent for the Lenders to secure the Obligations. The Borrower shall not grant extensions of time for the payment of, compromise for less than the full face value or release in whole or in part, any Purchaser or other Person liable for the payment of, or allow any credit whatsoever except for the amount of cash to be paid upon, any Collateral or any instrument, chattel paper or document representing the Collateral.

         (f) PAYMENT OF TAXES AND CLAIMS. Borrower will pay, and, as applicable pursuant to the Declaration, Borrower covenants that the Timeshare Owners' Association will pay, when due, all taxes imposed upon the Resort, the Collateral, the Borrower, the Timeshare Owners' Association, or any of its or their property, or with respect to any of its or their franchises, businesses, income or profits, or with respect to the Loan or any of the Loan Documents; and Borrower and the Timeshare Owners' Association, as the case may be, shall pay all other charges and assessments against Borrower, the Collateral and the Resort before any claim (including, without limitation, claims for labor, services, materials and supplies) arises for sums which have become due and payable. Except for the Liens in connection with the Existing Credit Facility and the Inventory Loan and the Liens in favor of Agent on behalf of the Lenders granted pursuant to the Loan Documents, and except as otherwise specifically provided for herein, Borrower covenants that no statutory or other Liens whatsoever (including, without limitation, mechanics', materialmens', judgment or tax liens) shall attach to any of the Collateral or the Resort except for such Liens as are expressly provided for pursuant to the Declaration, which shall, in any event, be subordinate to the Lien of Agent on behalf of the Lenders. In the event any such Lien attaches to any of the Collateral or the Resort Borrower shall, within thirty (30) days after any such Lien attaches, either (i) cause such Lien to be released of record or (ii) provide Agent with a bond in accordance with the applicable laws of the State, issued by a corporate surety acceptable to Agent, in an amount and form acceptable to Agent.

         (g) INSPECTIONS. Borrower shall, at any time and from time to time and at the expense of Borrower, permit Agent or its agents or representatives to inspect the Resort, the Collateral and if necessary, in Agent's opinion, to ascertain or assure Borrower's compliance with the terms of this Agreement, any of the Borrower's other assets or Property, and to examine and make copies of and abstracts from its and, to the extent it has access thereto or possession thereof, the Timeshare Owners' Association's, books, accounts, records, original correspondence, computer tapes, disks, software, and other papers as it may desire; and to discuss its affairs, finances and accounts with any of its officers, employees, Affiliates, contractors or independent public accountants (and by this provision Borrower authorizes said accountants to discuss with Agent, its agents or representatives, the affairs, finances and accounts of Borrower). Agent agrees to use reasonable efforts not to unreasonably interfere with Borrower's business operations in connection with any such inspections. Without limiting the foregoing, Agent shall have the right to make such credit investigations as Agent may deem appropriate in connection with its review of Notes Receivable, and Borrower shall make available to Agent all credit information in Borrower's possession or under its control or to which it may have access, with respect to Purchasers or other obligors under Notes Receivable as Agent may request.

         (h) REPORTING REQUIREMENTS. So long as any portion of the Obligations remain unsatisfied, Borrower shall furnish (or cause to be furnished, as the case may be) to Agent the following:

             (i) MONTHLY FINANCIAL REPORTS. As soon as available and in any event within ten (10) days after the end of each calendar month, a report showing (i) the trial balance of the Pledged Notes Receivable,
         (ii) an aging report on the Pledged Notes Receivable, (iii) a report detailing the collections on each of the Pledged Notes Receivable, (iv) an Borrowing Base Report and (v) monthly reports from the Lockbox Agent required pursuant to the Lockbox Agreement;

             (ii) QUARTERLY FINANCIAL REPORTS. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, copies of income statements and balance sheets for the operations of each Resort and for Borrower, certified by the Chief Financial Officer of Borrower.

             (iii) ANNUAL FINANCIAL REPORTS. As soon as available and in any event within ninety (90) days after the end of each of calendar year or other fiscal year as may be applicable with respect to the Borrower (a "Fiscal Year"), a statement of income and expense of Borrower for the annual period ended as of the end of such Fiscal Year, and a balance sheet of Borrower as of the end of such Fiscal Year, all in such detail and scope as may be reasonably required by Agent and prepared in accordance with GAAP and on a basis consistent with prior accounting periods. Each annual financial statement of Borrower shall be prepared by an independent certified public accountant and certified by Borrower to be true, correct and complete, and shall otherwise be in form acceptable to Agent. In the event that Agent, acting in good faith, is not satisfied with any such Financial Statement, and if Borrower fails to provide Agent with new Financial Statements acceptable to Agent within fifteen (15) days after Agent delivers written notice of such dissatisfaction to Borrower, then, at Agent's request, Borrower shall furnish to Agent copies of audited income statements and balance sheets certified by an independent certified public accountant acceptable to Agent and prepared in accordance with GAAP and on a basis consistent with prior accounting periods. Such audited annual statements shall also be in form and content satisfactory to Agent. If the figures for net and total operating income (as such terms are defined in accordance with GAAP) in the audited annual statements do not vary by more than five percent (5%) from the figures in the unaudited annual statements, each Lender shall bear, pro rata based upon its Pro Rata Percentage, the cost of the certified public accountant's audit. If, however, such figures vary by more than five percent (5%), Borrower shall bear the cost of such certified public accountant's audit;

             (iv) OFFICER'S CERTIFICATE. Each set of annual Financial Statements or reports delivered to the Agent pursuant to Sections 7.1(h)(i), (ii) and (iii) of this Agreement will be accompanied by a certificate of the President or the Treasurer of the Borrower in the form attached as Exhibit D setting forth that the signers have reviewed the relevant terms of the Agreement (and all other agreements and exhibits between the parties) and have made, or caused to be made, under their supervision, a review of the transactions and conditions of the Borrower from the beginning of the period covered by the Financial Statements or reports being delivered therewith to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event which constitutes a Default or Event of Default or, if any such condition or event existed or exists or will exist, specifying the nature and period of existence thereof and what action the Borrower has taken or proposes to take with respect thereto;

             (v) SALES REPORTS. Concurrently with the financial statements required pursuant to Section 7.1(h)(i) and (ii), Borrower shall deliver to Agent, annually, an annual sales report, detailing the sales of all Intervals at the Resorts for the period covered thereby, certified by Borrower to be true, correct and complete and otherwise in a form approved by Agent;

             (vi) AUDIT REPORTS. Promptly upon receipt thereof, one (1) copy of each other report submitted to the Borrower by independent public accountants or other Persons in connection with any annual, interim or special audit made by them of the books of the Borrower;

             (vii) NOTICE OF DEFAULT OR EVENT OF DEFAULT. Immediately upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto;

             (viii) NOTICE OF CLAIMED DEFAULT. Immediately upon becoming aware that the holder of any material obligation or of any evidence of material indebtedness of the Borrower has given notice or taken any other action with respect to a claimed default or event of default thereunder, a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default and what action the Borrower is taking or proposes to take with respect thereto;

             (ix) MAINTENANCE OF INVENTORY CONTROL. Borrower shall maintain and at all times fully comply with the Inventory Control Procedures from the date hereof until the Loan is repaid in full. Borrower shall permit Agent, its officers, employees, auditors, and other agents or designees to review the books and records of Borrower and make such other examinations and inspections as Agent in its sole discretion deems necessary to determine that Borrower is in full compliance with such Inventory Control Procedures.

             (x) MATERIAL ADVERSE DEVELOPMENTS. Immediately upon becoming aware of any claim, action, proceeding, development or other information which may materially and adversely affect the Borrower, the Collateral, the Resort, or the business, prospects, profits or condition (financial or otherwise) of the Borrower or the ability of the Borrower to perform its Obligations under the Agreement, Borrower shall provide Agent with telephonic or telegraphic notice, followed by telefaxed and mailed written confirmation, specifying the nature of such development or information and such anticipated effect; and

             (xi) OTHER INFORMATION. Borrower shall deliver to Agent: (i) within five (5) days of the filing thereof with the United States Securities and Exchange Commission, copies of each Form 8-K, 10-Q and 10-K filed by Borrower; (ii) at least semi-annually during the Term (or more frequently upon request of the Agent), current addresses and telephone numbers for each obligor under an Eligible Note Receivable pledged to the Agent on behalf of the Lenders hereunder and (iii) any other information related to the Loan, the Collateral, the Resort or the Borrower as Agent may in good faith request including, without limitation, annually, federal call reports relating to Lockbox Agent.

         (i) RECORDS. Borrower shall keep adequate records and books of account reflecting all financial transactions of Borrower and with respect to the Resort in which complete entries will be made in accordance with GAAP. In addition, Borrower shall keep, and shall promptly deliver to Agent upon Agent's request therefore, complete, timely and accurate records of all sales of Intervals and all payments in respect of Pledged Notes Receivable.

         (j) MANAGEMENT. Borrower shall: (i) remain engaged in the active management of the Resorts, (ii) unless Borrower notifies Agent in writing at least thirty (30) days in advance of its new location, it will retain its executive offices at 1221 Riverbend Drive, Suite 120, Dallas, Texas 75221, and (iii) will continue to perform duties substantially similar to those presently performed as provided in the Management Agreement relating to each Resort.

         (k) FICA. Borrower shall furnish to Agent within thirty (30) days after the expiration of each calendar quarter proof reasonably satisfactory to Agent that Borrower's obligations to make deposits for F.I.C.A., social security and withholding taxes have been satisfied.

         (l) OPERATING CONTRACTS. Subject to the rights of the Timeshare Owners' Association as set forth in the Timeshare Documents, no Operating Contract shall be modified, extended, terminated or entered into, without the prior written approval of Agent, if any such modification, extension, termination or new agreement could have a material adverse impact on the operation of the Resort or the Collateral.

         (m) NOTICES. Borrower shall notify Agent within five (5) Business Days of the occurrence of any event (i) as a result of which any representation or warranty of Borrower contained in any Loan Documents would be incorrect or materially misleading if made at that time, or (ii) as a result of which Borrower is not in full compliance with all of its covenants and agreements contained in this Agreement or any Loan Document, or (iii) which constitutes or, with the passage of time, notice or a determination by Agent would constitute, an Event of Default.

         (n) MAINTENANCE. Borrower shall maintain, or shall cause to be maintained, or to the extent provided for pursuant to the Declaration, shall use its best efforts to cause the Timeshare Owners' Association to maintain, the Resort in good repair, working order and condition and shall make all necessary replacements and improvements to the Resort so that the value and operating efficiency of the Resort will be maintained at all times and so that the Resort remains in compliance in all respects with the Timeshare Act, the Timeshare Documents and other applicable law.

         (o) CLAIMS. Borrower shall promptly notify Agent of any claim, action or proceeding affecting the Resort or Collateral, or any part thereof, or Agent, any Lender or any of the security interests or rights granted in favor of Agent hereunder or under any of the Loan Documents. At the request of Agent, Borrower shall appear in and defend in favor of each Lender, at Borrower's sole expense, with regard to any such claim, action or proceeding.

         (p) REGISTRATION AND REGULATIONS.

             (i) LOCAL LEGAL COMPLIANCE. The Borrower will comply, and will cause the Resort to comply, with all applicable servitudes, restrictive covenants, applicable planning, zoning or land use ordinances and building codes, all applicable health and Environmental Laws and regulations, and all other applicable laws, rules, regulations, agreements or arrangements.

             (ii) REGISTRATION COMPLIANCE. The Borrower will maintain, or cause to be maintained, all necessary registrations, current filings, consents, franchises, approvals, and exemption certificates, and the Borrower will make or pay, or cause to be made or paid, all registrations, declarations or fees with the Division and any other government or any agency or department thereof, whether in the state or another jurisdiction, required in connection with the Resort and the occupancy, use and operation thereof, the incorporation of Units into the time-share plan established pursuant to the Declaration and the other Timeshare Documents, and the sale, advertising, marketing, and offering for sale of Intervals. All such registrations, filings and reports will be truthfully completed; and true and complete copies of such registrations, applications, consents, licenses, permits, franchises, approvals, exemption certificates, filings and reports will be delivered to the Agent. Borrower shall advise Agent of any changes with respect to its marketing or sales programs in any jurisdiction, including jurisdictions other than the state, and at Agent's request from time to time, Borrower shall deliver to Agent: (A) written statements by the applicable state authorities, in form acceptable to Agent, stating that no registration is necessary for the sale of Intervals in the particular state, (B) an opinion of counsel in form acceptable to Agent and rendered by counsel acceptable to Agent, stating that no such registration is necessary, or (C) such other evidence of compliance with applicable laws as Agent may require; and

             (iii) OTHER COMPLIANCE. The Borrower has, in all material respects, complied with and will comply with all laws and regulations of the United States, the State of Texas, the each state in which an applicable Resort is located, any political subdivision of either such state and any other governmental, quasi-governmental or administrative jurisdiction in which Intervals have been sold or offered for sale, or in which sales, offers of sale or solicitations with respect to the Resort have been or will be conducted, including to the extent applicable, but not limited to: (1) the Timeshare Act; (2) the Consumer Credit Protection Act; (3) Regulation Z of the Federal Reserve Board;
         (4) the Equal Credit Opportunity Act; (5) Regulation B of the Federal Reserve Board; (6) the Federal Trade Commission's 3-day cooling-off Rule for Door-to-Door Sales; (7) Section 5 of the Federal Trade Commission Act; (8) ILSA; (9) federal postal laws; (10) applicable state and federal securities laws; (11) applicable usury laws; (12) applicable trade practices, home and telephone solicitation, sweepstakes, anti-lottery and consumer credit and protection laws; (13) applicable real estate sales licensing, disclosure, reporting and escrow laws; (14) the ADA; (15) RESPA; (16) all amendments to and rules and regulations promulgated under the foregoing acts or laws; and (17) other applicable federal statutes and the rules and regulations promulgated thereunder; and (18) any state law or law of any state (and the rules and regulations promulgated thereunder) relating to ownership, establishment or operation of the Resort, or the sale, offering for sale, or financing of Intervals.

         (r) OTHER DOCUMENTS. The Borrower will maintain to the satisfaction of the Agent, and make available to Agent, accurate and complete files relating to the Resort, the Pledged Notes Receivable and other Collateral, and such files will contain true copies of each Pledged Note Receivable, as amended from time to time, copies of all relevant credit memoranda relating to such Notes Receivable and all collection information and correspondence relating thereto.

         (s) FURTHER ASSURANCES. Borrower will execute and deliver, or cause to be executed and delivered, such other and further agreements, documents, instruments, certificates and assurances as, in the judgment of Agent exercised in good faith may be necessary or appropriate to more effectively evidence or secure, and to ensure the performance of, the Obligations. In addition, Borrower shall deliver to Agent from time to time upon each request by Agent such documents, instruments or other matters or items as Agent may require to evidence Borrower's compliance with the covenants set forth in this Section 7.1.

         (t) UTILITIES. The Borrower will cause, or to the extent provided for pursuant to the Declaration, covenants to use its best efforts to ensure that the Timeshare Owners' Association, or the manager of the Resort, as applicable, will cause, electric, sanitary and stormwater sewer, water facilities, drainage facilities, solid waste disposal, telephone and other necessary utilities to be available to the Resort in sufficient capacity to service the Resort.

         (u) AMENITIES. The Borrower will cause, or to the extent provided for pursuant to the Declarations, will use its best efforts to ensure that the Timeshare Owners' Association, or the manager of the Resort, as applicable, will cause, the Resort to be maintained in good condition and repair, and in accordance with the provisions of the applicable Timeshare Documents, and the Borrower will cause each Purchaser of an Interval at the Resort to have continuing access to, and the use of, to the extent of such Purchaser's time-share periods, all of the Common Elements and related or appurtenant services, rights and benefits, all as provided in the Declaration and the Timeshare Documents.

         (v) EXPENSES AND CLOSING FEES. Whether or not the transactions contemplated hereunder are completed, the Borrower shall pay all expenses of the Agent and each Lender relating to negotiating, preparing, documenting, closing and enforcing this Agreement, including, but not limited to:


             (i) the cost of preparing, reproducing and binding this Agreement, the other Loan Documents and all Exhibits and Schedules thereto;

             (ii) the fees and disbursements of Agent's and each Lender's counsel;

             (iii)   Agent's and each Lender's out-of-pocket expenses;

             (iv) all fees and expenses (including fees and expenses of the Agent's and each Lender's counsel) relating to any amendments, waivers, consents or subsequent closings pursuant to the provisions hereof;

             (v) all costs, outlays, legal fees and expenses of every kind and character had or incurred in (1) the interpretation or enforcement of any of the provisions of, or the creation, preservation or exercise of rights and remedies under, any of the Loan Documents including the costs of appeal (2) the preparation for, negotiations regarding, consultations concerning, or the defense or prosecution of legal proceedings involving any claim or claims made or threatened against the Agent arising out of this transaction or the protection of the Collateral securing the Loan or Advances made hereunder, expressly including, without limitation, the defense by Agent and each Lender of any legal proceedings instituted or threatened by any Person to seek to recover or set aside any payment or setoff theretofore received or applied by the Agent and each Lender with respect to the Obligations, and any and all appeals thereof; and (3) the advancement of any expenses provided for under any of the Loan Documents;

             (vi) all expenses relating to the maintenance and administration of the Lockbox and Lockbox Account by the Lockbox Agent and Servicing and any escrow by the Title Company or any other escrow agent;

             (vii) the custodial fees payable to Agent with respect to the original Pledged Notes Receivable and related Collateral;

             (viii) all costs and expenses incurred by Agent under the Note, and all late charges under the Note; and

             (ix) all real and personal property taxes and assessments, documentary stamp and intangible taxes, sales taxes, recording fees, title insurance premiums and other title charges, document copying, transmittal and binding costs, appraisal fees, lien and judgment search costs, fees of architects, engineers, environmental consultants, surveyors and any special consultants, construction inspection fees, brokers fees, escrow fees, wire transfer fees, and all travel and out-of-pocket expenses of Agent and each Lender to conduct inspections or audits; Without limitation of the foregoing, Borrower shall pay the costs of UCC and other searches, UCC and other Loan Document recording fees and applicable taxes, and premiums on each Mortgagee Policy of Title Insurance delivered to Agent pursuant to this Agreement.

         (w) INDEMNIFICATION OF AGENT AND LENDERS. In addition to (and not in lieu of) any other provisions of any Loan Document providing for indemnification in favor of the Agent or the Lenders, the Borrower shall defend, indemnify and hold harmless Agent and each Lender, its respective subsidiaries, affiliates, officers, directors, agents, employees, representatives, consultants, contractors, servants, and attorneys, as well as the respective heirs, personal representatives, successors or assigns of any or all of them (hereafter collectively the "Indemnified Lender Parties"), from and against, and promptly pay on demand or reimburse each of them with respect to, any and all liabilities, claims, demands, losses, damages, costs and expenses (including without limitation, reasonable attorneys' and paralegals' fees and costs), actions or causes of action of any and every kind or nature whatsoever asserted against or incurred by any of them by reason of or arising out of or in any way related or attributable to (i) this Agreement, the Loan Documents, the Commitment or the Collateral; (ii) the transactions contemplated under any of the Loan Documents or any of the Timeshare Documents, including without limitation, those in any way relating to or arising out of the violation of any federal or state laws, including the Timeshare Act; (iii) any breach of any covenant or agreement or the incorrectness or inaccuracy of any representation and warranty of the Borrower contained in this Agreement or any of the Loan Documents (including without limitation any certification of the Borrower delivered to any Lender or Agent; (iv) any and all taxes, including real estate, personal property, sales, mortgage, excise, intangible or transfer taxes, and any and all fees or charges, including, without limitation under the Timeshare Act, which may at any time arise or become due prior to the payment, performance and discharge in full of the Obligations; (v) the breach of any representation or warranty as set forth herein regarding any Environmental Laws; (vi) the failure of Borrower to perform any obligation or covenant herein required to be performed pursuant to any Environmental Laws; (vii) the use, generation, storage, release, threatened release, discharge, disposal or presence on, under or about the Resort of any Hazardous Materials; (viii) the removal or remediation of any Hazardous Materials from the Resort required to be performed pursuant to any Environmental Laws or as a result of recommendations of any environmental consultant or as required by Agent; (ix) claims asserted by any Person (including without limitation any governmental or quasi-governmental agency, commission, department, instrumentality or body, court, arbitrator or administrative board (collectively, a "Governmental Agency"), in connection with or any in any way arising out of the presence, use, storage, disposal, generation, transportation, release, or treatment of any Hazardous Materials on, in, under or affecting the Resort; (x) the violation or claimed violation of any Environmental Laws in regard to the Resort; or (xi) the preparation of an environmental audit or report on the Resort, whether conducted by a Lender, Agent, Borrower or a third-party, or the implementation of environmental audit recommendations. Such indemnification shall not give Borrower any right to participate in the selection of counsel for Agent or any Lender or the conduct or settlement of any dispute or proceeding for which indemnification may be claimed. Agent and each Lender agrees to give Borrower written notice of the assertion of any claim or the commencement of any action or lawsuit described in this Section. It is the express intention of the parties hereto that the indemnity provided for in this Section, as well as the disclaimers of liability referred to in this Agreement, are intended to and shall protect and indemnify Agent and each Lender from the consequences of Agent's and each Lender's own negligence, whether or not that negligence is the sole or concurring cause of any liability, obligation. loss, damage, penalty, action, judgment, suit, claim, cost, expense or disbursement provided, however, that Borrower shall not be required to protect and indemnify Agent or any Lender from the consequences of Agent's or any such Lender's gross negligence, where that gross negligence is the sole cause of the liability, obligation, loss, damage, penalty, action, judgment, suit, claim, cost, expense or disbursement for which indemnification or protection would otherwise be required. The provisions of this Section shall survive the full payment, performance and discharge of the Obligations and the termination of this Agreement, and shall continue thereafter in full force and effect.

     7.2 NEGATIVE COVENANTS. So long as any portion of the Obligations remain unsatisfied, Borrower hereby covenants and agrees with Agent and each Lender as follows:

         (a) LIMITATION ON OTHER DEBT/FURTHER ENCUMBRANCES. Without the prior written consent of Agent which may be granted, withheld or conditioned in Agent's sole discretion, Borrower will not obtain financing or grant liens with respect to the Collateral. Provided that such financing is in the ordinary course of Borrower's business, Borrower may, however, obtain arms length financing in a manner consistent with each Lender's rights under this Agreement with respect to any Units or Intervals, the Resorts or any Properties used in connection with the Resorts, or any Notes Receivable or other accounts receivable (whether now existing or created hereafter) other than those included among the Collateral.

         (b) RESTRICTIONS ON TRANSFERS. Except as hereinafter specifically provided, Borrower shall not, whether voluntarily or involuntarily, by operation of law or otherwise, (i) without obtaining the prior written consent of Agent (which consent may be given, withheld or conditioned by Agent in Agent's sole discretion), transfer, sell, pledge, convey, hypothecate, factor or assign all or any portion of the Collateral, the Encumbered Intervals, the Common Elements relating to the Encumbered Intervals or any Resort facilities or amenities, or contract to do any of the foregoing, including, without limitation, pursuant to options to purchase, and so-called "installment sales contracts", "land contracts", or "contracts for deed", (ii) without obtaining the prior written consent of Agent (which consent may be given, withheld or conditioned by Agent in Agent's sole discretion), lease or license all or any portion of the Collateral, the Encumbered Intervals, the Common Elements relating to the Encumbered Intervals or any Resort facilities or amenities, or change the legal or actual possession or use thereof, (iii) permit the assignment, transfer, delegation, change, modification or diminution of the duties or responsibilities of Borrower, of any manager of the Resort approved by Agent as manager of the Resort (except for an assignment of such duties to a professional management company or companies reasonably acceptable to Agent in advance) without obtaining the prior written consent of Agent (which consent shall not be unreasonably withheld), or (iv) without obtaining the prior written consent of Agent (which consent may be given, withheld or conditioned by Agent in Agent's sole discretion), cause or permit the assignment, pledge or other encumbrance of any of the Operating Contracts or all or any portion of Borrower's right, title or interest in the Declaration. Without limiting the generality of the preceding sentence, and subject to the terms of this Agreement, the prior written consent of Agent (as specified above) shall be required for (A) any transfer of the Encumbered Intervals, the Common Elements relating to the Encumbered Intervals or any Resort facilities or amenities or any part thereof made to a subsidiary or Affiliate or otherwise, (B) any transfer of all or any part of the Encumbered Intervals, the Common Elements relating to the Encumbered Intervals or any Resort facilities or amenities by Borrower to its stockholders or Affiliates or vice versa, and (C) any corporate merger or consolidation, disposition or other reorganization, except as permitted in Section 7.1(c). In the event that Agent is willing to consent to a transfer which would otherwise be prohibited by this Section 7.2(b) Agent may condition its consent on such terms as it desires, including, without limitation, an increase in the Interest Rate and the requirement that Borrower pay a transfer fee, together with any expenses incurred by Agent in connection with the granting of such consent (including, without limitation, attorneys' fees and expenses). If Borrower violates the terms of this Section 7.2(b), in addition to any other rights or remedies which Agent may have herein, in any other Loan Document, or at law or in equity, Agent may by written notice to Borrower increase, effective immediately as of the date of such violation, the Interest Rate to the Default Rate.

         (c) USE OF A LENDER'S OR AGENT'S NAME. Borrower will not, and will not permit any Affiliate to, without the prior written consent of Agent or such Lender, use the name of Agent or any Lender or the name of any affiliate of Agent or any Lender in connection with any of their respective businesses or activities, except in connection with internal business matters and as required in dealings with governmental agencies.

         (d) TRANSACTIONS WITH AFFILIATES. Without the prior written consent of Agent, which shall not unreasonably be withheld, Borrower will not enter into any transaction with any Affiliate in connection with the Resorts, including, without limitation, relating to the purchase, sale or exchange any assets or properties or the rendering of any service, except in the ordinary course of, and pursuant to the reasonable requirements of, the operations of the Resorts and upon fair and reasonable terms.

         (e) RESTRICTIVE COVENANTS. Borrower will not without Agent's prior written consent seek, consent to, or otherwise acquiesce in, any change in any private restrictive covenant, planning or zoning law or other public or private restriction, which would limit or alter the use of the Resort.

         (f) SUBORDINATED OBLIGATIONS. Borrower will not, directly or indirectly, (i) permit any payment to be made in respect of any indebtedness, liabilities or obligations, direct or contingent, (the "Subordinated Debt") to any of its shareholders or their affiliates or which are subordinated by the terms thereof or by separate instrument to the payment of principal of, and interest on, the Note, except that the Borrower may make and the Subordinated Lender may receive, accept and retain such payments so long as no Default or Event of Default under, and as defined, in the Loan Agreement shall have occurred and be continuing and such payments are in respect of regularly scheduled payments of principal and/or interest under the Subordinated Debt (the terms of which regularly scheduled payments shall have previously been approved, in writing by the Agent in its sole discretion) provided that in no case may the Borrower make, or the Subordinated Lender accept, a prepayment of any principal and/or interest in respect of the Subordinated Debt, (ii) permit the amendment, rescission or other modification of any such subordination provisions of any of the Borrower's subordinated obligations in such a manner as to affect adversely the Lien in and to the Collateral or Lender's senior priority position and entitlement as to payment and rights with respect to the Note and the Obligations, or (iii) permit the prepayment or redemption, except for mandatory prepayments, of all or any part of Borrower's obligations to its shareholders, or of any subordinated obligations of the Borrower except in accordance with the terms of such subordination.

         (g) TIMESHARE REGIME. Without Agent's prior written consent, Borrower shall not amend, modify or terminate the Declarations or other Timeshare Documents, or any other restrictive covenants, agreements or easements regarding the Resorts (except for routine non-substantive modifications which have no impact on the Collateral); nor shall Borrower assign its rights as "developer" under the Declarations without Agent's prior written consent, or file or permit to be filed any additional covenants, conditions, easements or restrictions against or affecting the Resorts (or any portion thereof) without Agent's prior written consent, which consent shall not be unreasonably withheld.

         (h) NAME CHANGE. Borrower will not change its name.

         (i) COLLATERAL. Borrower shall not take any action (nor permit or consent to the taking of any action) which might impair the value of the Collateral or any of the rights of the Lenders in the Collateral, nor shall Borrower cause or permit any amendment to or modification of the form or terms of any of the Pledged Notes Receivable, Mortgages or, except as specifically provided hereinabove, the other Timeshare Documents.

         (j) MARKETING/SALES. Borrower shall not market, attempt to sell or sell or permit or justify any sales or attempted sales of any Intervals except in compliance with the

     Timeshare Act and applicable laws in state and other jurisdictions where marketing, sales or solicitation activities occur.



                          SECTION 8 -- EVENTS OF DEFAULT

     8.1 NATURE OF EVENTS. An "Event of Default" shall exist if any of the following shall occur:

         (a) PAYMENTS. If Borrower shall fail to make, as and when due, any payment or mandatory prepayment of principal, interest, fees or other amounts with respect to the Loan and such failure shall continue for five
     (5) days after notice of such failure is provided by Agent.

         (b) COVENANT DEFAULTS. If Borrower shall fail to perform or observe any covenant, agreement or warranty contained in this Agreement or in any of the Loan Documents, (other than with respect to the failure to make timely payments in respect of the Loan as provided in Section 8.1(a) or violation of any negative covenants in Section 7.2) and, such failure shall continue for fifteen (15) days after notice of such failure is provided by Agent, provided however, that if Borrower commences to cure such failure within such 15 day period, but, because of the nature of such failure, cure cannot be completed within 15 days notwithstanding diligent effort to do so, then, provided Borrower diligently seeks to complete such cure, an Event of Default shall not result unless such failure continues for a total of thirty (30) days.

         (c) WARRANTIES OR REPRESENTATIONS. If any representation or other statement made by or on behalf of Borrower in this Agreement, in any of the Loan Documents or in any instrument furnished in compliance with or in reference to the Loan Documents, is false, misleading or incorrect in any material respect as of the date made or reaffirmed.

         (d) ENFORCEABILITY OF LIENS. If any lien or security interest granted by Borrower to the Lenders in connection with the Loan is or becomes invalid or unenforceable or is not, or ceases to be, a perfected first priority lien or security interest in favor of the Lenders encumbering the asset to which it is intended to encumber, and Borrower fails to cause such lien or security interest to become a valid, enforceable, first and prior lien or security interest in a manner satisfactory to Agent within ten (10) days after Agent delivers written notice thereof to Borrower.

         (e) INVOLUNTARY PROCEEDINGS. If a case is commenced or a petition is filed against Borrower under any Debtor Relief Law; a receiver, liquidator or trustee of Borrower or of any material asset of Borrower is appointed by court order and such order remains in effect for more than forty-five (45) days; or if any material asset of Borrower is sequestered




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     by court order and such order remains in effect for more than forty-five
     (45) days.

         (f) PROCEEDINGS. If Borrower voluntarily seek, consent to or acquiesce in the benefit of any provision of any Debtor Relief Law, whether now or hereafter in effect; consent to the filing of any petition against it under such law; make an assignment for the benefit of its creditors; admit in writing its inability to pay its debts generally as they become due; or consents or suffers to the appointment of a receiver, trustee, liquidator or conservator for it, him or her or any part of its, his or her assets.

         (g) ATTACHMENT, JUDGMENT, TAX LIENS. The issuance, filing, levy or seizure against the Collateral, or, with respect to the Resort or the Obligations, against the Borrower of one or more attachments, injunctions, executions, tax liens or judgments for the payment of money cumulatively in excess of $100,000, which is not discharged in full or stayed within thirty
     (30) days after issuance or filing.

         (h) FAILURE TO DEPOSIT PROCEEDS. If Borrower shall fail to deliver payments made under the Pledged Notes Receivable directly to Agent as required pursuant to Section 2.3 above, or if Borrower shall take any other act which Agent shall deem to be a conversion of the Collateral or fraudulent with respect to any Lender.

         (i) TIMESHARE DOCUMENTS. If the Declaration, any of the other documents creating or governing the Resort, its timeshare regime, or the Timeshare Owners' Association, or the restrictive covenants with respect to the Resort, shall be terminated, amended or modified without Agent's prior written consent (except for routine non-substantive modifications which have no impact on the Collateral).

         (j) REMOVAL OF COLLATERAL. If Borrower conceals, removes, transfers, conveys, assigns or permits to be concealed, removed, transferred, conveyed or assigned, any of the Collateral in violation of the terms of the Loan Documents or with the intent to hinder, delay or defraud its creditors or any of them including, without limitation, any Lender.

         (k) OTHER DEFAULTS. If a material default shall occur in any of the covenants or Obligations set forth in any of the Loan Documents.

         (l) MATERIAL ADVERSE CHANGE. Any material adverse change in the financial condition of the Borrower in the condition of the Collateral. For purposes of this provision, a decline in the net worth of the Borrower of $100,000.00 or less shall not be considered a material adverse change.

         (m) DEFAULT BY BORROWER IN OTHER AGREEMENTS. Any default by the Borrower (i) in the payment of any indebtedness to any Lender, including any indebtedness owed to




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     Agent under the Existing Credit Facility or the Inventory Loan, (ii) in the
     payment or performance of other indebtedness for borrowed money or obligations secured by any part of the Resort; or (iii) in the payment or performance of other material indebtedness or obligations (material indebtedness or obligations being defined for purposes of this provision as any indebtedness or obligation in excess of $50,000) where such default accelerates or permits the acceleration (after the giving of notice or passage of time or both) of the maturity of such indebtedness, or permits the holders of such indebtedness to elect a majority of the board of directors of Borrower (whether or not such default[s] have been waived by such holder).

         (n) LOSS OF LICENSE. The loss, revocation or failure to renew or file for renewal of any registration, approval, license, permit or franchise now held or hereafter acquired by the Borrower or with respect to any Resort, or the failure to pay any fee, which is necessary for the continued operation of any Resort or the Borrower's business in the same manner as it is being conducted at the time of such loss, revocation, failure to renew or failure to pay.

         (o) VIOLATION OF NEGATIVE COVENANTS. Borrower violates any negative covenants set forth in Section 7.2.



                              SECTION 9 -- REMEDIES

     9.1 REMEDIES UPON DEFAULT. Should an Event of Default occur, Agent, on behalf of each Lender, may, and upon request of Lenders having at the time of such request total Pro Rata Percentages of more than 66 2/3% the Agent shall, take any one or more of the actions described in this Section 9, all without notice to Borrower:

         (a) ACCELERATION. Without demand or notice of any nature whatsoever, declare the unpaid balance of the Loans, or any part thereof, immediately due and payable, whereupon the same shall be due and payable.

         (b) TERMINATION OF OBLIGATION TO ADVANCE. Terminate any obligation of the Lenders to lend under this Agreement in its entirety, or any portion of any such commitment, to the extent Agent shall deem appropriate, all without notice to Borrower.

         (c) JUDGMENT. Reduce each Lender's claim to judgment, foreclose or otherwise enforce each Lender's security interest in all or any part of the Collateral by any available judicial or other procedure under law.

         (d) SALE OF COLLATERAL. After notification, if any, provided for in
     Section 9.2




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     below, sell or otherwise dispose of, at the office of Agent, or elsewhere, as chosen by Agent, all or any part of the Collateral, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Agent's power of sale, but sales may be made from time to time until all of the Collateral has been sold or until the Obligations have been paid in full and fully performed), and at any such sale it shall not be necessary to exhibit the Collateral. Borrower hereby acknowledges and agrees that a private sale or sales of the Collateral, after notification as provided for in Section 9.2, shall constitute a commercially reasonable disposition of the Collateral sold at any such sale or sales, and otherwise, commercially reasonable action on the part of the Agent.

         (e) RETENTION OF COLLATERAL. At its discretion, retain such portion of the Collateral as shall aggregate in value to an amount equal to the aggregate amount of the Loans, in satisfaction of the Obligations, whenever the circumstances are such that Agent is entitled on behalf of the Lenders and elects to do so under applicable law.

         (f) RECEIVER. Apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Borrower hereby consents to any such appointment.

         (g) PURCHASE OF COLLATERAL. Buy the Collateral at any public or private sale.

         (h) EXERCISE OF OTHER RIGHTS. Agent, on behalf of each Lender, shall have all the rights and remedies of a secured party under the Code and other legal and equitable rights to which it may be entitled, including, without limitation, and without notice to the Borrower, the right to continue to collect all payments made on the Pledged Notes Receivable, and to apply such payments to the Obligations, and to sue in its own name the maker of any defaulted Pledged Notes Receivable. Agent may also exercise any and all other rights or remedies afforded by any other applicable laws or by the Loan Documents as Agent shall deem appropriate, at law, in equity or otherwise, including, but not limited to, the right to bring suit or other proceeding, either for specific performance of any covenant or condition contained in the Loan Documents or in aid of the exercise of any right or remedy granted to Agent in the Loan Documents. Agent shall also have the right to require the Borrower to assemble any of the Collateral not in Agent's possession, at Borrower's expense, and make it available to Agent at a place to be determined by Agent which is reasonably convenient to both parties, and shall, on behalf of each Lender, have the right to take immediate possession of all of the Collateral, and may enter the Resort or any of the premises of Borrower or wherever the Collateral shall be located, with or without process of law wherever the Collateral may be, and, to the extent such premises are not the property of Agent, to keep and store the same on said premises until sold (and if said premises be the property of Borrower, Borrower agrees not to charge Agent or any Lender for use and occupancy, rent, or storage of the Collateral, for a period of at least ninety (90) days after sale or disposition of the Collateral).




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

     9.2 NOTICE OF SALE. Reasonable notification of time and place of any public sale of the Collateral or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made shall be sent to Borrower and to any other person entitled under the Code to notice; provided, however, that if the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent may sell or otherwise dispose of the Collateral without notification, advertisement or other notice of any kind. It is agreed that notice sent not less than five (5) calendar days prior to the taking of the action to which such notice relates is reasonable notification and notice for the purposes of this Section 9.2. Agent shall have the right to bid at any public or private sale on behalf of the Lenders. Out of money arising from any such sale, Agent shall retain an amount equal to all of its costs and charges, including attorneys' fees for advice, counsel or other legal services or for pursuing, reclaiming, seeking to reclaim, taking, keeping, removing, storing and advertising such Collateral for sale, selling same and any and all other charges and expenses in connection therewith and in satisfying any prior Liens thereon. Any balance shall be applied upon the Obligations, and in the event of deficiency, the Borrower shall remain liable to the Lenders. In the event of any surplus, such surplus shall be paid to the Borrower or to such other Persons as may be legally entitled to such surplus. If, by reason of any suit or proceeding of any kind, nature or description against the Borrower, or by the Borrower or any other party against Agent or any Lender, which in such Agent's sole discretion makes it advisable for such to seek counsel for the protection and preservation of the Lenders' security interest, or to defend the interest of the Lenders, such expenses and counsel fees shall be allowed to Agent and the same shall be made a further charge and Lien upon the Collateral.

         In view of the fact that federal and state securities laws may impose certain restrictions on the methods by which a sale of Collateral comprised of Securities may be effected after an Event of Default, Borrower agrees that upon the occurrence or existence of an Event of Default, Agent may, on behalf of the Lenders, from time to time, attempt to sell all or any part of such Collateral by means of a private placement restricting the bidding and prospective purchasers to whose who will represent and agree that they are purchasing for investment only and not for, or with a view to, distribution. In so doing, Agent may solicit offers to buy such Collateral, or any part of it for cash, from a limited number of investors deemed by Agent, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Collateral, and if Agent solicits such offers from not less than two (2) such investors, then the acceptance by Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such Collateral.

     9.3 APPLICATION OF COLLATERAL; TERMINATION OF AGREEMENTS. Upon the occurrence of any Event of Default: (i) each Lender may, with or without proceeding with such sale or foreclosure or demanding payment or performance of the Obligations, without notice, terminate each Lender's further performance under this Agreement or any other agreement or agreements between any Lender and the Borrower, without further liability or obligation by Agent or any Lender;
(ii) Agent




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

may, on behalf the Lenders, at any time, appropriate and apply on any Obligations any and all Collateral in its (or the Lockbox Agent's) possession and (iii) each Lender may apply any and all balances, credits, deposits, accounts, reserves, indebtedness or other moneys due or owing to the Borrower held by any Lender hereunder or under any other financing agreement or otherwise, whether accrued or not. Neither such termination, nor the termination of this Agreement by lapse of time, the giving of notice or otherwise, shall absolve, release or otherwise affect the liability of the Borrower in respect of transactions prior to such termination, or affect any of the Liens, security interests, rights, powers and remedies of the Agent or the Lenders, but they shall, in all events, continue until all of the Obligations are satisfied.

     9.4 RIGHTS OF LENDER REGARDING COLLATERAL. In addition to all other rights possessed by the Agent or the Lenders, Agent, at its option, may on behalf of each Lender from time to time after there shall have occurred an Event of Default, and so long as such Event of Default remains uncured, at its sole discretion, take the following actions:

         (a) Transfer all or any part of the Collateral into the name of Agent or its nominee;

         (b) Take control of any proceeds of any of the Collateral;

         (c) Extend or renew the Loan and grant releases, compromises or indulgences with respect to the Obligations, any portion thereof, any extension or renewal thereof, or any security therefor, to any obligor hereunder or thereunder; and

         (d) Exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations for any purpose consistent with the terms of this Agreement.

     9.5 DELEGATION OF DUTIES AND RIGHTS. Agent may execute any of its duties and/or exercise any of its rights or remedies under the Loan Documents by or through its officers, directors, employees, attorneys, agents or other representatives.

     9.6 AGENT AND/OR LENDERS NOT IN CONTROL. None of the covenants or other provisions contained in this Agreement or in any Loan Document shall give Agent or any Lender the right or power to exercise control over the affairs and/or management of Borrower.

     9.7 WAIVERS. The acceptance by Agent or any Lender at any time and from time to time of partial payments of the Loan or performance of the Obligations shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Agent or any Lender of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default. No delay or omission by Agent or any Lender in exercising any right or remedy under the Loan Documents




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shall impair such right or remedy or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof, or the exercise of any other right or remedy under the Loan Documents or otherwise. Further, except as otherwise expressly provided in this Agreement or by applicable law, Borrower and each and every surety, endorser, guarantor and other party liable for the payment or performance of all or any portion of the Obligations, severally waive notice of the occurrence of any Event of Default, presentment and demand for payment, protest, and notice of protest, notice of intention to accelerate, acceleration and nonpayment, and agree that their liability shall not be affected by any renewal or extension in the time of payment of the Loan, or by any release or change in any security for the payment or performance of the Loan, regardless of the number of such renewals, extensions, releases or changes.

     9.8 CUMULATIVE RIGHTS. All rights and remedies available to the any Lender or the Agent on behalf of Lenders under the Loan Documents shall be cumulative of and in addition to all other rights and remedies granted under any of the Loan Document, at law or in equity, whether or not the Loan is due and payable and whether or not Agent shall have instituted any suit for collection or other action in connection with the Loan Documents.

     9.9 EXPENDITURES BY LENDERS OR AGENT. Any sums expended by or on behalf of Agent or Lenders pursuant to the exercise of any right or remedy provided herein shall become part of the Obligations and shall bear interest at the Default Rate, from the date of such expenditure until the date repaid.

     9.10 DIMINUTION IN VALUE OF COLLATERAL. Neither Agent nor any Lender shall have any liability or responsibility whatsoever for any diminution or loss in value of any of the Collateral, specifically including that which may arise from Agent or any Lender's negligence or inadvertence, whether such negligence or inadvertence is the sole or concurring cause of any damage, but specifically excluding any diminution or loss in value which is actually and proximately caused by Agent's failure to retain the Pledged Notes Receivable in a fire-resistant filing cabinet as provided in Section 3.6 above.

     9.11 AGENT'S KNOWLEDGE. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless the Agent has actual knowledge of the Event of Default or has received a notice from a Lender or the Borrower referring to this Agreement and describing such Event of Default. Each Lender agrees that upon learning of the existence of an Event of Default, it will promptly notify the Agent thereof in writing. Any such notice by a Lender, shall be in writing sufficient to identify the nature of the Event of Default.

     9.12 LENDER'S ENFORCEMENT RIGHTS. Each Lender has assigned to the Agent its absolute and unconditional right to enforce the payment of its Note. No Lender may unilaterally enforce any Lien or security interest in the Collateral, or bring suit against the Borrower to enforce such Lender's rights hereunder or under its Note.




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                     SECTION 10 -- CERTAIN RIGHTS OF LENDERS

     10.1 PROTECTION OF COLLATERAL. Agent on behalf of each Lender may at any time and from time to time take such actions as it deems necessary or appropriate to protect the Lender's Liens and security interests in and to preserve the Collateral, and to establish, maintain and protect the enforceability of Lender's rights with respect thereto, all at the expense of Borrower. Borrower agrees to cooperate fully with all of Agent's efforts to preserve the Collateral and Lender's Liens, security interests and rights and will take such actions to preserve the Collateral and Lender's Liens, security interests and rights as Agent may direct, including, without limitation, by promptly paying upon Lender's demand therefor, all documentary stamp taxes or other taxes that may be or may become due in respect of any of the Collateral. All of Agent's expenses of preserving the Collateral and each Lender's liens and security interests and rights therein shall be added to the Loan.

     10.2 PERFORMANCE BY AGENT. If Borrower fails to perform any agreement contained herein, Agent may itself perform, or cause the performance of, such agreement on behalf of the Lenders, and the expenses of Agent incurred in connection therewith shall be payable by Borrower under Section 10.5 below. In no event, however, shall Agent or any Lender have any obligation or duties whatsoever to perform any covenant or agreement of Borrower contained herein or in any of the Loan Documents, Timeshare Documents or Operating Contracts, and any such performance by Agent shall be wholly discretionary with Agent. The performance by Agent, of any agreement or covenant of Borrower on any occasion shall not give rise to any duty on the part of Agent to perform any such agreements or covenants on any other occasion or at any time. In addition, Borrower acknowledges that neither Agent nor any Lender shall at any time or under any circumstances whatsoever have any duty to Borrower or to any third party to exercise any of Lender's rights or remedies hereunder.

     10.3 NO LIABILITY OF LENDER. Neither the acceptance of this Agreement by Agent and each Lender, nor the exercise of any rights hereunder by Lender or Agent on its behalf, shall be construed in any way as an assumption by Agent or any Lender of any obligations, responsibilities or duties of Borrower arising in connection with any Resort or under the Timeshare Documents or Timeshare Acts, or under any of the Operating Contracts, or in connection with any other business of Borrower, or the Collateral, or otherwise bind Agent or any Lender to the performance of any obligations with respect to any Resort or the Collateral; it being expressly understood that neither Agent nor Lender shall be obligated to perform, observe or discharge any obligation, responsibility, duty, or liability of Borrower with respect to any Resort or any of the Collateral, or under any of the Timeshare Documents, the Timeshare Acts or under any of the Operating Contracts, including, but not limited to, appearing in or defending any action, expending any money or incurring any expense in connection therewith. Without limitation of the foregoing, neither this Agreement, any action or actions on the part of Agent taken hereunder, nor the acquisition of the Pledged Notes Receivable and the Mortgages by Agent prior to or following the occurrence of an Event of Default shall




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constitute an assumption by Agent or any Lender of any obligations of Borrower with respect to any Resort or the Pledged Notes Receivable, the Mortgages or any documents or instruments executed in connection therewith, and Borrower shall continue to be liable for all of its obligations thereunder or with respect thereto. Borrower agrees to indemnify, protect, defend and hold Agent and each Lender harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, suits, costs and expenses, including, without limitation, attorneys' fees and court costs, asserted against or incurred by Agent and each Lender by reason of, arising out of, or connected in any way with
(i) any failure or alleged failure of Borrower to perform any of its covenants or obligations with respect to each Resort or to the Purchasers of any of the Intervals, (ii) a breach of any certification, representation, warranty or covenant of Borrower set forth in any of the Loan Documents, (iii) the ownership of the Pledged Notes Receivable, the Mortgages and the rights, titles and interests assigned hereby, or intended so to be, (iv) the debtor-creditor relationships between Borrower on the one hand, and the Purchasers, Agent or Lender, as the case may be, on the other, or (v) the Pledged Notes Receivable, the Mortgages or the operation of the Resorts or sale of Intervals. The obligations of Borrower to indemnify, protect, defend and hold Agent and each Lender harmless as provided in this Agreement are absolute, unconditional, present and continuing, and shall not be dependent upon or affected by the genuineness, validity, regularity or enforceability of any claim, demand or suit from which Agent or any Lender is indemnified. The indemnity provisions in this
Section 10.3 shall survive the satisfaction of the Obligations and termination of this Agreement, and remain binding and enforceable against the Borrower, or its successors or assigns. Borrower hereby waives all notices with respect to any losses, damages, liabilities, suits, costs and expenses, and all other demands whatsoever hereby indemnified, and agrees that its obligations under this Agreement shall not be affected by any circumstances, whether or not referred to above, which might otherwise constitute legal or equitable discharges of its obligations hereunder.

     10.4 RIGHT TO DEFEND ACTION AFFECTING SECURITY. Agent may, at Borrower's expense, appear in and defend any action or proceeding at law or in equity which Agent in good faith believes may affect the security interests granted under this Agreement, including without limitation, with respect to Pledged Notes Receivables or Mortgages, the value of the Collateral or each Lender's rights under any of the Loan Documents.

     10.5 EXPENSES. All expenses payable by Borrower, under any provision of this Agreement shall be an Obligation of the Borrower and shall be paid by Borrower to Agent, upon demand, and shall bear interest at the Default Rate from the date of expense until repaid by Borrower.

     10.6 LENDER'S RIGHT OF SET-OFF. Subject to Section 2.8 hereof, each Lender shall have the right to set-off against any Collateral any Obligations then due and unpaid by Borrower.

     10.7 NO WAIVER. No failure or delay on the part of Agent in exercising any right, remedy or power under this Agreement or in giving or insisting upon strict performance by Borrower hereunder or in giving notice hereunder shall operate as a waiver of the same or any other power or right, and no single or partial exercise of any such power or right shall preclude any other or further exercise thereof or the exercise of any other such power or right. Agent, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Borrower of any and all of the terms and provisions of this Agreement to be performed by Borrower. The collection and application of proceeds, the entering and taking possession of the Collateral, and the exercise by Agent of the rights of Lenders contained in the Loan Documents and this Agreement shall not cure or waive any default, or affect any notice of default, or invalidate any acts done pursuant to such notice. No waiver by Agent or any Lender of any breach or default of or by any party hereunder shall be deemed to alter or affect Lender's rights hereunder with respect to any prior or subsequent default.

         10.8 RIGHT OF AGENT TO EXTEND TIME OF PAYMENT, SUBSTITUTE, RELEASE SECURITY, ETC. Without affecting the liability of any Person or entity including without limitation, any Purchasers, for the payment of any of the Obligations or without affecting or impairing Lender's Lien on the Collateral, or the remainder thereof, as security for the full amount of the Loan unpaid and the Obligations, Agent may from time to time, without notice: (a) release any Person liable for the payment of the Loan, (b) extend the time or otherwise alter the terms of payment of the Loan, (c) accept additional security for the Obligations of any kind, including deeds of trust or mortgages and security agreements, (d) alter, substitute or release any property securing the Obligations, (e) realize upon any collateral for the payment of all or any portion of the Loan in such order and manner as it may deem fit, or (f) join in any subordination or other agreement affecting this Agreement or the lien or charge thereof.

     10.9 ASSIGNMENT OF LENDER'S INTEREST. Each Lender shall have the right to assign its Loans and all or any portion of its rights in or pursuant to this Agreement or any of the Loan Documents to any subsequent holder or holders of its Note or the Obligations evidenced thereby, provided that each Lender shall give Agent concurrent written notice of each such assignment.

     10.10 NOTICE TO PURCHASER. The Borrower authorizes any of the Agent, the Lockbox Agent or Servicing Agent (but none of the Agent, the Lockbox Agent nor Servicing Agent shall be obligated) to communicate at any time and from time to time with any Purchaser or any other Person primarily or secondarily liable under a Pledged Note Receivable with regard to the Lien of the Agent thereon and any other matter relating thereto, and by no later than the Closing Date, Borrower shall deliver to Agent a notification to the Purchasers executed in blank by the Borrower and in form acceptable to Agent, pursuant to which the Purchasers (or other obligors) may be directed to remit all payments in respect of the Collateral as Agent may require.

     10.11 COLLECTION OF THE NOTES. Borrower hereby directs and authorizes each party liable for the payment of the Pledged Notes Receivable, and by no later than the Closing Date shall direct




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in writing each such party, to pay each installment thereon to Lockbox Agent pursuant to the Lockbox Agreement, unless and until directed otherwise by written notice from Agent or, at Agent's direction, from Borrower, after which such parties are and shall be directed to make all further payments on the Pledged Notes Receivable in accordance with the directions of Agent. Following the occurrence of an Event of Default, Agent shall have the right to require that all payments becoming due under the Pledged Notes Receivable be paid directly to Agent as agent for the Lenders, and Agent is hereby authorized to receive, collect, hold and apply the same in accordance with the provisions of this Agreement. In the event that following the occurrence of an Event of Default, Agent or Lockbox Agent does not receive any installment of principal or interest due and payable under any of the Pledged Notes Receivable on or prior to the date upon which such installment becomes due, Agent may, at its election (but without any obligation to do so), give or cause Lockbox Agent to give notice of such default to the defaulting party or parties, and Agent shall have the right (but not the obligation), subject to the terms of such Notes, to accelerate payment of the unpaid balance of any of the Pledged Notes Receivable in default and to foreclose each of the Mortgages securing the payment thereof, and to enforce any other remedies available to the holder of such Pledged Notes Receivable with respect to such default. Borrower hereby further authorizes, directs and empowers Agent (and Lockbox Agent or any other Person as may be designated by Agent in writing) to collect and receive all checks and drafts evidencing such payments and to endorse such checks or drafts in the name of Borrower and upon such endorsements, to collect and receive the money therefor. The right to endorse checks and drafts granted pursuant to the preceding sentence is irrevocable by Borrower, and the banks or banks paying such checks or drafts upon such endorsements, as well as the signers of the same, shall be as fully protected as though the checks or drafts have been endorsed by Borrower.

     10.12 POWER OF ATTORNEY. Borrower does hereby irrevocably constitute and appoint Agent as Borrower's true and lawful agent and attorney-in-fact, with full power of substitution, for Borrower and in Borrower's name, place and stead, or otherwise, to (a) endorse any checks or drafts payable to Borrower in the name of Borrower and in favor of Agent on behalf of each Lender as provided in Section 10.11 above, (b) to demand and receive from time to time any and all property, rights, titles, interests and liens hereby sold, assigned and transferred, or intended so to be, and to give receipts for same, (c) from time to time to institute and prosecute in Agent's own name any and all proceedings at law, in equity, or otherwise, that Agent may deem proper in order to collect, assert or enforce any claim, right or title, of any kind, in and to the property, rights, titles, interests and liens hereby sold, assigned or transferred, or intended so to be, and to defend and compromise any and all actions, suits or proceedings in respect of any of the said property, rights, titles, interests and liens, (d) upon an Event of Default to change the Borrower's post office mailing address, and (e) generally to do all and any such acts and things in relation to the Collateral as Agent shall in good faith deem advisable. Borrower hereby declares that the appointment made and the powers granted pursuant to this Section 10.12 are coupled with an interest and are and shall be irrevocable by Borrower in any manner, or for any reason, unless and until a release of the same is executed by Agent and duly recorded in the appropriate public records of Dallas County, Texas.




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

     10.13 RELIEF FROM AUTOMATIC STAY, ETC. To the fullest extent permitted by law, in the event the Borrower shall make application for or seek relief or protection under the federal bankruptcy code ("Bankruptcy Code") or other Debtor Relief Laws, or in the event that any involuntary petition is filed against the Borrower under such Code or other Debtor Relief Laws, and not dismissed with prejudice within 45 days, the automatic stay provisions of Section 362 of the Bankruptcy Code are hereby modified as to Agent and each Lender to the extent necessary to implement the provisions hereof permitting set-off and the filing of financing statements or other instruments or documents; and Agent and each Lender shall automatically and without demand or notice (each of which is hereby waived) be entitled to immediate relief from any automatic stay imposed by
Section 362 of the Bankruptcy Code or otherwise, on or against the exercise of the rights and remedies otherwise available to the Lenders as provided in the Loan Documents.


                         SECTION 11 -- TERM OF AGREEMENT

     This Agreement shall continue in full force and effect and the security interests granted hereby and the duties, covenants and liabilities of the Borrower hereunder and all the terms, conditions and provisions hereof relating thereto shall continue to be fully operative until all of the Obligations have been satisfied in full. The Borrower expressly agrees that if the Borrower makes a payment to Agent on behalf of any Lender, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise required to be repaid to a trustee, receiver or any other party under any Debtor Relief Laws, state or federal law, common law or equitable cause, then to the extent of such repayment, the Obligations or any part thereof intended to be satisfied and the Liens provided for hereunder securing the same shall be revived and continued in full force and effect as if said payment had not been made.

                           SECTION 12 -- MISCELLANEOUS

     12.1 NOTICES. All notices, requests and other communications to either party hereunder shall be in writing and shall be given to such party at its address set forth below or at such other address as such party may hereafter specify for the purpose of notice to Agent, any Lender or Borrower. Each such notice, request or other communication shall be effective (a) if given by mail, when such notice is deposited in the United States Mail with first class postage prepaid, addressed as aforesaid, provided that such mailing is by registered or certified mail, return receipt requested, (b) if given by overnight delivery, when deposited with a nationally recognized overnight delivery service such as Federal Express or Airborne with all fees and charges prepaid, addressed as provided below, or (c) if given by any other means, when delivered at the address specified in this Section 12.1.

     IF TO BORROWER:    Silverleaf Resorts, Inc.
                        1221 Riverbend Drive, Suite 120
                        Dallas, TX 75221
                        Attn: Mr. Robert Mead, CEO




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

     WITH A COPY TO:    Meadows, Owens, Collier, Reed, Cousins and Blau
                        3700 Nations Bank Plaza
                        901 Main St.
                        Dallas, TX 75202
                        Attn: George R. Bedell, Esq.

     IF TO ANY LENDER   Textron Financial Corporation
     OR AGENT:          40 Westminster Street
                        Providence, Rhode Island 02903
                        Attention:  Collections

     WITH A COPY TO:    Textron Financial Corporation
                        P.O. Box 6687
                        Providence, Rhode Island 02940-6687
                        Attention: Division Counsel (RRD)

     AND TO:            Textron Financial Corporation
                        333 East River Drive, Suite 305
                        East Hartford, Connecticut 06108
                        Attn:  Division Manager

     Notwithstanding the foregoing, copies of the requests or notices from Borrower to Lender or Agent which are specified in the Sections of this Agreement listed below shall not be delivered to Providence, Rhode Island as provided above, but rather shall be delivered in accordance with this Section
12.1 to Textron Financial Corporation, 333 East River Drive, Suite 305, East Hartford, Connecticut 06108, Attention: Nicholas L. Mecca, Vice President. The applicable Sections of this Agreement are Section 2.4(a) Voluntary Prepayments,
Section 5(a) Request for Advances, and Section 12.10 Return of Notes Receivable. In addition, all documents, instruments and other items to be delivered to the Lenders from time to time pursuant to this Agreement shall be delivered to Agent's office at 333 East River Drive, Suite 305, East Hartford, Connecticut 06108.

     12.2 SURVIVAL. All representations, warranties, covenants and agreements made by Borrower herein, in the other Loan Documents or in any other agreement, document, instrument or certificate delivered by or on behalf of Borrower under or pursuant to the Loan Documents shall be considered to have been relied upon by Lenders and shall survive the delivery to Lenders of such Loan Documents (and each part thereof), regardless of any investigation made by or on behalf of Lenders.

     12.3 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT AS MAY BE EXPRESSLY PROVIDED THEREIN TO THE CONTRARY) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE




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

WITH THE LAWS OF THE STATE OF RHODE ISLAND, EXCLUSIVE OF ITS CHOICE OF LAWS PRINCIPLES.

     12.4 LIMITATION ON INTEREST. Agent, each Lender and Borrower intend to comply at all times with applicable usury laws. All agreements between the Agent, each Lender and Borrower, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to any Lender exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstance whatsoever fulfillment of any provision hereof, of the Note or of any other Loan Documents shall involve transcending the limit of such validity prescribed by any law which a Court of Competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if from any circumstance Agent or any Lender shall ever receive anything of value deemed interest by applicable law which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal of the Loan and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Loan, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest on the Loan for such full period shall not exceed the highest lawful rate. Borrower agrees that in determining whether or not any interest payment under the Loan Documents exceeds the highest lawful rate, any non-principal payment (except payments specifically described in the Loan Documents as "interest") including without limitation, prepayment fees and late charges, shall to the maximum extent not prohibited by law, be an expense, fee, premium or penalty rather than interest. Agent and each Lender hereby expressly disclaim any intent to contract for, charge or receive interest in an amount which exceeds the highest lawful rate. The provisions of the Note, this Agreement, and all other Loan Documents are hereby modified to the extent necessary to conform with the limitations and provisions of this Section, and this Section shall govern over all other provisions in any document or agreement now or hereafter existing. This Section shall never be superseded or waived unless there is a written document executed by Agent, each Lender and the Borrower, expressly declaring the usury limitation of this Agreement to be null and void, and no other method or language shall be effective to supersede or waive this paragraph.

     12.5 INVALID PROVISIONS. If any provision of this Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, this Agreement and the other Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof or thereof, and the remaining provisions hereof or thereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement and/or the




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Loan Documents (as the case may be) a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     12.6 SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower, Agent and each Lender and their respective successors and assigns; provided that Borrower may not transfer or assign any of its rights or obligations under this Agreement, the Commitment or the other Loan Documents without the prior written consent of Agent. This Agreement and the transactions provided for or contemplated hereunder or under any of the Loan Documents are intended solely for the benefit of the parties hereto. No third party shall have any rights or derive any benefits under or with respect to this Agreement, the Commitment or the other Loan Documents except as provided in advance in a writing signed on behalf of Agent and each Lender.

     12.7 AMENDMENT. This Agreement may not be amended or modified, and no term or provision hereof may be waived, except by written instrument signed by the Borrower and the Agent on behalf of itself and the Lenders.

     12.8 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were on the same instrument. This Agreement shall become effective upon Agent's receipt of one or more counterparts hereof signed by Borrower.

     12.9 LENDERS AND AGENT NOT FIDUCIARIES. The relationship between Borrower, Agent and each Lender is solely that of debtor and creditor, and Agent and Lenders have no fiduciary or other special relationship with Borrower, and no term or provision of any of the Loan Documents shall be construed so as to deem the relationship between Borrower, Agent or and Lenders to be other than that of debtor and creditor.

     12.10 RETURN OF NOTES RECEIVABLE.

         (a) In the event Borrower complies with its Obligations under Section 2.4(b) of this Agreement with respect to Pledged Notes Receivable that cease to be Eligible Notes Receivable, and Borrower thereafter desires to enforce such ineligible Note Receivable against the Purchaser thereof, then provided that no Event of Default has occurred which has not been cured to Agent's satisfaction (as evidenced by a written acceptance of such cure executed by Agent), and no event has occurred which with notice, the passage of time or both, would constitute an Event of Default, then within thirty (30) days after its receipt of a written request from Borrower, Agent shall endorse the ineligible Note Receivable "Pay to the order of Silverleaf Resorts, Inc., without recourse," and deliver such ineligible Note Receivable to Borrower.




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

         (b) In the event that all Obligations hereunder are fully satisfied, then within a reasonable thereafter, Agent shall endorse the Pledged Notes Receivable "Pay to the order of Silverleaf Resorts, Inc. without recourse", and deliver such Pledged Notes Receivable, together with any other nonrecourse Collateral reassignment documents requested and prepared by Borrower, at Borrower's sole cost and expense. In addition, if requested by Borrower in its written request, Agent shall execute and deliver to Borrower UCC-3 termination statements covering the ineligible Note Receivable being returned to Borrower, provided that such termination statements are limited to the specific ineligible Notes Receivable being released, are prepared by Borrower at Borrower's sole cost and expense.

     12.11 ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be determined or made in accordance with GAAP consistently applied at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

     12.12 TOTAL AGREEMENT. This Agreement and the other Loan Documents, including the Exhibits and Schedules to them, is the entire agreement between the parties relating to the subject matter hereof, incorporates or rescinds all prior agreements and understandings between the parties hereto relating to the subject matter hereof, cannot be changed or terminated orally or by course of conduct, and shall be deemed effective as of the date it is accepted by the Agent at the offices set forth above.

     12.13 LITIGATION. TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE BORROWER, THE AGENT AND EACH LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND OR CLARIFY ANY RIGHT, POWER, REMEDY OR DEFENSE ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE, OR WITH RESPECT TO ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY; AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY. EACH OF THE BORROWER, AGENT AND EACH LENDER FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LITIGATION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF AGENT OR ANY LENDER, NOR AGENT'S OR ANY LENDER'S COUNSEL HAS REPRESENTED,




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

EXPRESSLY OR OTHERWISE, THAT AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE BORROWER ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT TO AGENTS AND EACH LENDER'S ACCEPTANCE OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

           The waiver and stipulations of the Borrower, the Agent, and each Lender in this Section 12.13 shall survive the final payment or performance of all of the Obligations of the Borrower and the resulting termination of this Agreement.

     12.14 INCORPORATION OF EXHIBITS. This Agreement, together with all Exhibits and Schedules hereto, constitute one document and agreement which is referred to herein by the use of the defined term "Agreement." Such Exhibits and Schedules are incorporated herein as to fully set out in this Agreement. The definitions contained in any part of this Agreement shall apply to all parts of this Agreement.

     12.15 CONSENT TO ADVERTISING AND PUBLICITY OF TIMESHARE DOCUMENTS. The Borrower hereby consents that Agent and each Lender may issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement, including the names and addresses of Borrower and any subsidiaries and Affiliates, the amount and a general description of the Borrower's business.




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

     12.16 DIRECTLY OR INDIRECTLY. Where any provision in the Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provisions shall be applicable whether such action is taken directly or indirectly by such Person.

     12.17 HEADINGS. Section headings have been inserted in the Agreement as a matter of convenience of reference only; such section headings are not a part of the Agreement and shall not be used in the interpretation of this Agreement.

     12.18 GENDER AND NUMBER. Words of any gender in this Agreement shall include each other gender and the singular shall mean the plural and vice versa where appropriate.


                               SECTION 13 -- AGENT

     13.1 AUTHORIZATION AND ACTION. Each Lender hereby accepts the appointment of and irrevocably (but subject to Section 13.8) authorizes the Agent to take such action as Agent on its behalf and to exercise such powers as are expressly delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Agreement or applicable law. Agent agrees to give to each Lender prompt notice of each notice given to it by Borrower pursuant to the terms of this Agreement. The appointment and authority of the Agent hereunder shall terminate upon the payment of the Obligations in full.

     13.2 NATURE OF AGENT'S DUTIES. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to Borrower, whether coming into its possession before the date hereof or at any time or times thereafter (except as expressly set forth in this Agreement). If Agent seeks the consent or approval of the Lenders, to the taking or refraining from taking any action hereunder, Agent shall send notice thereof to each Lender.

     13.3 UCC FILINGS. Each of Borrower, the Agent and the Lender expressly recognizes and agrees that the Agent shall be listed as the assignee or secured party of record on the various UCC filings required to be made hereunder in order to perfect the grant of a security interest in the Collateral herein for the benefit of the Lenders, that such listing shall be for administrative convenience only in creating a single secured party to take certain actions hereunder on behalf of




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

the holders of the Obligations, and that such listing will not affect in any way the status of such holders as the beneficial holders of such security interest. In addition, such listing shall impose no duties on the Agent other than those expressly and specifically undertaken in accordance with this Section 13.

     13.4 AGENT'S RELIANCE, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement (including Agent's servicing, administering or collecting Receivables) except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, Agent: (i) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of Borrower or to inspect the property (including the books and records) of Borrower (except as otherwise expressly set forth in this Agreement); (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, or any other instrument or document furnished pursuant hereto, or any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, the Loan Documents, or for any failure of Borrower or any of its Affiliates to perform its obligation under the Loan Documents; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex or telecopier) believed by it to be genuine and to be or to have been signed or sent by the proper party or parties. Agent may, but shall not be required to, at any time request instructions from the Lenders, with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents. Agent is permitted or required to take or to grant, and Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the requisite Lender, as applicable in accordance with this Agreement. Without limiting the foregoing, Lender shall not have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the requisite Lender as applicable in accordance with this Agreement. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it or them to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by the Agent.




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

     13.5 AGENT AND AFFILIATES. To the extent that the Agent or any of its Affiliates are or shall become Lenders hereunder, Agent or such Affiliate, in such capacity, shall have each and every right and power under this Agreement as would any other Lender hereunder (including the right to vote upon any matter upon which any of the Lenders are entitled to vote) and, without exception, may exercise the same as though it were not an Agent. Agent and its Affiliates may engage in any kind of business with Borrower, any of its Affiliates and any Person who may do business with or own securities of Borrower or any of its Affiliates, all as if it were not an Agent hereunder and without any duty to account therefor to the Lenders.

     13.6 CREDIT DECISION. Independently, and without reliance upon the Agent, each Lender has, to the extent it deems appropriate, made and shall continue to make (a) its own independent investigation of the financial affairs and business affairs of the Borrower in connection with any action or inaction with respect to the transactions contemplated herein, and (b) its own evaluation of the creditworthiness of the Borrower and of the value of the Collateral, and, except as expressly provided in this Agreement, the Agent has had and shall have no duty or responsibility to provide any Lender with any credit or other information with respect thereto. The Agent shall not be responsible to any Lender for any recitals, statements, representation or warranties herein or in any document, certificate or other writing delivered in connection herewith (unless made by the Agent) or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement (except with respect to the Agent's obligations hereunder) or the Loan Documents or the financial condition of the Borrower or the value of the Collateral. Except as expressly herein provided with respect to its duties as agent, the Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the Loan Documents, the financial condition of the Borrower, or the existence or possible existence of any Event of Default.

     13.7 INDEMNIFICATION. Each Lender agrees to indemnify the Agent (to the extent not reimbursed by Borrower), ratably in accordance with each Lender's Pro Rata Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent (to the extent not reimbursed by Borrower, ratably in accordance with the Lender's Pro Rata Percentage, promptly upon demand, for any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement. The rights of the Agent under this Section 13.7 shall survive the termination of this Agreement. For purposes of this




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paragraph, the term "Agent" shall include Agent, its affiliates and their respective officers, directors, employees and agents.

     13.8 SUCCESSOR AGENT. The Agent may resign at any time by giving thirty days notice thereof to the Lenders and the Borrower. Upon any such resignation the Lenders, including Textron Financial Corporation, shall have the right to appoint a successor Agent, and such resignation shall not be effective until such successor Agent is appointed and has accepted such appointment. If no successor Agent shall have been so appointed and accepted such appointment within seventy-five (75) days after the Agent's giving of notice of resignation, then the Agent may, on behalf of the Lenders, appoint a successor Agent, which successor Agent shall be experienced in the types of transactions contemplated by this Agreement. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all further duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

     13.9 DUTY OF CARE. The Agent shall endeavor to exercise the same care in its administration of the Loan Documents as it exercises with respect to similar transactions in which it is involved and where no other co-lenders or participants are involved; provided that the liability of the Agent for failing to do so shall be limited as provided in the preceding paragraphs of this
Section 13.

     13.10 DELEGATION OF AGENCY. (a) If at any time or times it shall be necessary or prudent in connection with the exercise or protection of the Agents rights hereunder in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or Agent shall be advised by counsel that it is so necessary or prudent in the interest of the Lenders, or the Agent shall deem it necessary for its own protection in the performance of its duties hereunder. The Agent and, to the extent required by the Agent, Borrower shall execute and deliver all instruments and agreements reasonably necessary or proper to constitute another bank or trust company, or one or more individuals approved by the Agent (each an "Approved Delegate"), either to act as co-agent or co-agents or trustee of all or any of the Collateral, jointly with the Agent originally named herein or any successor, or to act as separate agent or agents or trustee of any such Collateral. Every separate agent and every co-agent and every trustee, other than any agent which may be appointed as successor to the Agent, shall, to the extent permitted by applicable law, be appointed to act and be such, subject to the following provisions and conditions, namely:

           (i) except as otherwise provided herein, all rights, remedies, powers, duties and obligations conferred upon, reserved or imposed upon the Agent in respect of the custody, control and management of moneys, paper or securities shall be exercised solely by the Agent hereunder;




                                       85
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           (ii) all rights, remedies, powers, duties and obligations conferred upon, reserved to or imposed upon Agent hereunder shall be conferred, reserved or imposed and exercised or performed by Agent except to the extent that the instrument appointing such separate agent or separate agents or co-agent or co-agents or trustee shall otherwise provide, and except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, remedies, powers, duties and obligations shall be exercised and performed by such separate agents or co-agent or co-agents to the extent specifically directed in writing by Agent;

           (iii) no power given thereby to, or which it is provided hereby may be exercised by, any such separate agent or separate agents or co-agent or co-agents or trustee shall be exercised hereunder by such separate agent or separate agents or co-agent or co-agents or trustee except jointly with, or with the consent in writing of, anything herein contained to the contrary notwithstanding;

           (iv) no separate agent or co-agent or trustee constituted under this
       Section 13.10 shall be personally liable by reason of any act or omission of any other agent, separate agent, co-agent or trustee hereunder; and

           (v) Agent, at any time by an instrument in writing, executed by it, may accept the resignation of or remove any such separate agent or co-agent or trustee of Agent, and in that case, by an instrument in writing executed by Agent and Borrower (to the extent necessary or requested by Agent) jointly may appoint a successor to such separate agent or co-agent or trustee, as the case may be, anything therein contained to the contrary notwithstanding. In the event that Borrower shall not have joined in the execution of any such instrument with a Person or entity within ten (10) days after the receipt of a written request from Agent to do so, Agent, acting alone, may appoint a successor and may execute any instrument in connection therewith, and Borrower hereby irrevocably appoints the Agent its agent and attorney to act for it in such connection in either of such contingencies.

       In the event that Borrower shall not have joined in the execution of such instruments or agreements with any Approved Delegate within thirty (30) Business Days after the receipt of a written request from the Agent to do so, Borrower hereby irrevocably appoints Agent as its agent and attorney to act for it under the foregoing provisions of this Section 13.10 in such contingency, it being understood that the power of attorney granted hereunder is coupled with an interest.

       (b) The Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel, and other specialists and advisors (including affiliates of such Agent) selected by it, concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any such agents, attorneys-in-fact, counsel and other specialists and advisors selected by it with reasonable care.




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

     13.11 AGENT'S RESPONSIBILITIES.

     (a) Each subsequent holder of any Note by its acceptance thereof irrevocably joins in the designation of Textron Financial Corporation as agent for the Lenders as provided herein with the same force and effect as if it were an original Lender hereunder and signatory hereto. Textron Financial Corporation hereby accepts such designation and appointment as agent. The Agent, acting as such under the provisions of this Agreement, or under any other instrument or document delivered pursuant hereto, shall not be liable or responsible, directly or indirectly, for any action taken, or omitted to be taken, by it in good faith, nor shall the Agent be liable or responsible for the consequences of any oversight or error of judgment on its part, but the Agent shall only be liable or responsible for any loss suffered by any of the Lenders hereunder provided such loss was caused by the Agent's gross negligence or willful misconduct. The Agent shall not, by any action or inaction hereunder, be deemed to make any representation or warranty regarding the legality, legal effect or sufficiency of any act of the Borrower in connection with, or under any of the provisions of, this Agreement, or any instrument or document delivered pursuant thereto, or the validity or enforceability of any instrument or document furnished to the Agent pursuant to this Agreement. The Agent shall have no liability or responsibility in connection with the collection or payment of any sums due to the Lenders by the Borrower, the sole responsibility of the Agent being to account to the Lenders only for monies actually received by it. The Agent shall have no obligation to make any application of any funds received by it until such funds are immediately available at the Agent's office. Any monies received by the Agent need not be segregated from other funds except to the extent required by law, and the Agent shall not be liable for interest on any funds received by it. The Agent shall not be charged with knowledge of any facts which would prohibit the making of any payment of monies in accordance with the provisions of this Agreement unless and until the Agent shall have received written notice thereof at its office from the Borrower or any Lender. The duties of the Agent shall be mechanical and administrative in nature, the Agent shall not, by reason of this Agreement, be deemed a fiduciary in respect of the Lenders, and nothing in this Agreement shall impose upon the Agent any obligations in respect of this Agreement except as expressly herein set forth.

     (b) The Agent shall have the right to exercise all the rights granted to, and exercisable by, it under this Agreement and any instrument or document delivered pursuant to this Agreement, in such manner from time to time, as the Agent, in its sole discretion, shall deem proper.

     13.12 POWER OF ATTORNEY. Each Lender does hereby irrevocably constitute and appoint Agent as its true and lawful agent and attorney-in-fact, with full power of substitution, for and in its name, place and stead, or otherwise, to (a) demand and receive from time to time any and all property, rights, titles, interests and liens hereby sold, assigned and transferred, or intended so to be, and to give receipts for same, (b) from time to time to institute and prosecute in Agent's own name any and all proceedings at law, in equity, or otherwise, that Agent may deem proper in order to collect, assert or enforce any claim, right or title, of any kind, in and to the property, rights, titles, interests and liens hereby sold, assigned or transferred, or intended so to be, and to defend and compromise any and all actions, suits or proceedings in respect of any of the said property, rights, titles, interests and liens, and (c) generally to do all and any such acts and things in relation to the Loans, the Collateral and this Agreement as Agent shall in good faith deem advisable. Each Lender hereby declares that the appointment made and the powers granted pursuant to this Section 13.12 are coupled with an interest and are and shall be irrevocable by it in any manner, or for any reason, unless and until the repayment in full of the Obligation.


            [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, Borrower and Agent, for itself and as agent for each of the Lenders, have caused this Agreement to be duly executed and delivered effective as of the date first above written.

                                            BORROWER:

                                            SILVERLEAF RESORTS, INC., a Texas
                                            corporation

/s/ GEORGE R. BEDELL                        By: /s/ ROBERT E. MEAD
--------------------------------               ---------------------------------
                                            Name:  Robert E. Mead
                                            Title: Chief Executive Officer



                                            LENDER:

                                            TEXTRON FINANCIAL CORPORATION,
                                            a Delaware corporation

/s/ MELISSA [ILLEGIBLE]                     By: /s/ JOHN T. D'ANNEBALE
--------------------------------               ---------------------------------
                                            Name:  John T. D'Annebale
                                            Title: AVP


                                            AGENT:

                                            TEXTRON FINANCIAL CORPORATION,
                                            a Delaware corporation
                                            as Agent for each Financial
                                            Institution listed on Schedule A

/s/ MARY PELLENGER                          By: /s/ JOHN T. D'ANNEBALE
--------------------------------               ---------------------------------
                                            Name: John T. D'Annebale

STATE OF TEXAS                )
                              ) ss:
COUNTY OF DALLAS              )

         The foregoing instrument was acknowledged before me this 8th day of December, 1999 by Robert E. Mead, Chief Executive Officer of Silverleaf Resorts, Inc., a Texas corporation, on behalf of the Corporation.

                                              /s/ SANDRA CEARLEY
         [SEAL]                               ----------------------------------
                                              Commissioner of the Superior Court
                                              Notary Public
                                              My Commission Expires: 12-28-2002


STATE OF CONNECTICUT          )
                              ) ss:
COUNTY OF HARTFORD            )

         The foregoing instrument was acknowledged before me this 16th day of December, 1999 by John T. D'Annebale, AVP of TEXTRON FINANCIAL
CORPORATION, a Delaware corporation, on behalf of the corporation.

                                           /s/ CHRISTINE M. CORDEIRA
                                           --------------------------------
                                           Commissioner of the Superior Court
                                           Notary Public
                                           My Commission Expires: April 30, 2002



STATE OF CONNECTICUT          )
                              ) ss:
COUNTY OF HARTFORD            )

         The foregoing instrument was acknowledged before me this 16th day of December, 1999 by John T. D'Annebale, AVP of TEXTRON FINANCIAL CORPORATION, a Delaware corporation, on behalf of the corporation.

                                           /s/ CHRISTINE M. CORDEIRA
                                           ----------------------------------
                                           Commissioner of the Superior Court
                                           Notary Public
                                           My Commission Expires: April 30, 2002





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